UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2013
Date of Report (Date of Earliest Event Reported)

TALON REAL ESTATE HOLDING CORP.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-53917	26-1771717
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Wayzata Boulevard Suite 1070 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(612) 604-4600
(Registrant’s Telephone Number, Including Area Code)

Guide Holdings, Inc. 2988 Oakwood Drive Bountiful, UT 84010
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

In this Current Report on Form 8-K, references to “Talon,” the “Company,” “we,” “us,” “our” and words of similar import refer to Talon Real Estate Holding Corp. and its subsidiaries, unless the context requires otherwise.

This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this report. These factors include:

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our ability to raise additional capital;

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our ability to identify suitable acquisition targets to grow and diversify our business;

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our ability to successfully execute acquisitions of properties on favorable terms;

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declines in general economic conditions in the markets where we own or acquire property;

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unknown environmental liabilities associated with properties we own or acquire;

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significant competition in the markets where we operate;

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risks associated with complying with complex legal provisions relating to maintaining status as a real estate investment trust;

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potentially adverse tax consequences or restrictions on our operations arising from our intention to qualify as a real estate investment trust, or REIT; and

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our ability to retain our key employees.

You should read the matters described in “Risk Factors” and the other cautionary statements made in this report as being applicable to all related forward-looking statements wherever they appear in this report. We cannot assure you that the forward-looking statements in this report will prove to be accurate and therefore prospective investors are encouraged not to place undue reliance on forward-looking statements. You should read this report completely. Other than as required by law, we undertake no obligation to update or revise these forward-looking statements, even though our situation may change in the future.

JUMPSTART OUR BUSINESS STARTUPS ACT DISCLOSURE

Our company qualifies as an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as amended by the Jumpstart Our Business Startups Act (the “JOBS Act”). An issuer qualifies as an “emerging growth company” if it has total annual gross revenues of less than $1.0 billion during its most recently completed fiscal year, and will continue to be deemed an emerging growth company until the earliest of:

•	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1.0 billion or more;

•	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement;

•	the date on which the issuer has, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or

•	the date on which the issuer is deemed to be a “large accelerated filer,” as defined in Section 240.12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

As an emerging growth company, we are exempt from various reporting requirements. Specifically, we are exempt from the following provisions:

•	Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires evaluations and reporting related to an issuer’s internal controls;

•	Section 14A(a) of the Exchange Act, which requires an issuer to seek shareholder approval of the compensation of its executives not less frequently than once every three years; and

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Section 14A(b) of the Exchange Act, which requires an issuer to seek shareholder approval of its so-called “golden parachute” compensation, or compensation upon termination of an employee’s employment.

Under the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We have elected to use the extended transition period for complying with these new or revised accounting standards. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Item 1.01

Entry into a Material Definitive Agreement.

Formation Transactions

On June 7, 2013, we entered into:

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a subscription agreement with Talon OP, L.P., a Minnesota limited partnership (“Talon OP”), pursuant to which our company will acquire 1,600,032 general partnership interests of Talon OP in exchange for $1.00,

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a contribution agreement with the holders of a 49% interest in 5130 Industrial Street, LLC (“5130 LLC”), the owner of an industrial complex consisting of approximately 171,639 square feet located in the Minneapolis-St. Paul metropolitan area, pursuant to which our company will acquire such interest in exchange for an aggregate of 2,710,190 shares of our common stock,

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a contribution agreement with the members of Talon Real Estate, LLC, a Minnesota limited liability company (“Talon RE”), which holds a purchase agreement to acquire the controlling interest in 5130 LLC, pursuant to which our company will acquire all of the interests of Talon RE in exchange for an aggregate of 13,650,810 shares of our common stock,

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a contribution agreement with Talon OP pursuant to which our company will contribute all our interests in 5130 LLC to Talon OP in exchange for 2,710,190 general partnership interests of Talon OP, and

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a contribution agreement with Talon OP pursuant to which our company will contribute all our interests in Talon RE to Talon OP in exchange for 13,650,810 general partnership interests of Talon OP (collectively, the “Formation Transactions”).

On June 7, 2013, prior to the Formation Transactions, Talon RE, entered into a contribution agreement with the remaining interest holder of 5130 LLC pursuant to which it will acquire the remaining 51% interest in 5130 LLC in exchange for 2,820,810 common units of Talon RE, subject to receiving consent to the transfer from 5130 LLC’s lender.

On June 7, 2013, prior to the Formation Transactions, Matthew G. Kaminski (“MG Kaminski”), entered into a subscription agreement with Talon OP pursuant to which MG Kaminski acquired one limited partnership interest of Talon OP in exchange for $0.01.

This description of the subscription and contribution agreements does not purport to be complete and is qualified in its entirety by reference to the subscription and contribution agreements, which are attached as Exhibits 2.2, 2.3, 2.4 and 2.5 to this report and are incorporated herein by reference.

Talon OP Limited Partnership Agreement

On June 3, 2013, we entered into that certain limited partnership agreement of Talon OP, which we refer to as our Operating Partnership.  We are the sole general partner of the Operating Partnership, and, as such, we generally have the exclusive power to manage and conduct the business and affairs of the Operating Partnership, subject to certain limited approval and voting rights of the limited partners, which are described more fully herein.  A description of the limited partnership agreement is provided below under “Description of the Partnership Agreement of Our Operating Partnership.”  This description of the limited partnership agreement does not purport to be complete and is qualified in its entirety by reference to the limited partnership agreement, which is attached as Exhibit 10.9 to this report and is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On June 7, 2013, we entered into that certain stock purchase agreement pursuant to which our company divested ourselves of our historic “do-it-yourself” instruction manual business by selling all the outstanding shares of The Guidebook Company, Inc., a Utah Corporation and wholly owned subsidiary primarily engaged in such business (“Guidebook”), to our director, Kim McReynolds.  In consideration for such shares, Guidebook will indemnify and hold our company harmless from certain liabilities arising from the sale.  This description does not purport to be complete and is qualified in its entirety by reference to the stock purchase agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

In connection with our divesture of the Guidebook business, our board of directors has resolved to focus on our plan to qualify as a real estate investment trust (“REIT”) and invest in office, industrial and retail properties.

Following the Formation Transactions, our company will be the sole general partner of the Operating Partnership, which manages our operations. Guidebook, which was sold in connection with the Formation Transactions, will cease to be included in our financial statements. The contributions that constitute the Formation Transactions are being accounted for as a reverse acquisition and recapitalization, and the Operating Partnership is considered to be the accounting acquirer. Therefore, the historical presentation of our financial statements in future reporting periods will be that of Talon Real Estate Holding Corp. and its subsidiaries on a consolidated basis including the Operating Partnership with its subsidiaries. Pro forma financial information has been presented in this current report to provide full disclosure of the transactions.

The information set forth under Item 1.01 of this report is incorporated herein by reference.  On June 7, 2013, we closed on the Formation Transactions.  Following closing of the Formation Transactions, all the ownership interests in 5130 LLC and Talon RE will be held by Talon OP, of which we are the sole general partner.

OUR BUSINESS AND PROPERTIES

Overview

We are a real estate investment company focused on investing in office, industrial and retail properties located in the central and southwestern United States.  We initially plan to target properties located in the area bounded by Minnesota and Texas to the north and south, and by Denver and Chicago to the east and west, although we will consider properties outside this target area if we identify attractive opportunities.  We believe these markets are currently underserved in financing and market transaction options for which we can provide advantageous solutions.  We expect to qualify as a REIT. We believe the size and location of opportunities in this region will be a desirable fit for our real estate portfolio and can be pursued at attractive yields.

Our Operating Partnership currently owns a 49% interest in an entity that owns an industrial complex consisting of approximately 171,639 square feet located in the Minneapolis-St. Paul metropolitan area.  We acquired such interest in this entity in June 2013 from certain parties, including the MG Kaminski Revocable Trust (“The Kaminski Trust”), the beneficiaries of which are the children of MG Kaminski, our Chief Executive Officer.  The Kaminski Trust owns the remaining 51% interest in the industrial complex.  Talon RE, a wholly owned subsidiary of our Operating Partnership, entered into a contribution agreement to acquire the remaining interest in the entity from The Kaminski Trust, subject to receiving consent to the transfer from the entity’s lender.

As of May 1, 2013, the property owned by this entity was 97% leased, of which approximately 24% is leased to a related party.  The property is currently managed by our company, but we intend to outsource such management to a third-party management company.  In the future, we plan primarily to acquire controlling interests in the properties in which we invest and to outsource management of those properties. We may, however, consider acquiring less than a majority interest in a property, especially if our management believes that doing so is in the best interests of our company and its shareholders.  We will seek to obtain certain covenants from the majority owners of such property affording us greater control over the property than a minority investor might traditionally enjoy.   We plan to aggressively pursue additional properties for our portfolio.  The size of our target properties initially are expected to be approximately between 10,000 and 500,000 square feet, although we may acquire properties outside of these parameters.  We plan to invest in both core properties requiring relatively small improvements or enhancements and value-added properties that will require more significant investments of capital or management attention (including, but not limited to, leasing vacant space or extending expiring leases) but expect to provide long-term value to our company.  Our long-term plan is to invest primarily in value-added properties while maintaining a significant part of our portfolio in core properties that we expect to provide income to shareholders, although our balance of value-added and core properties likely will fluctuate significantly in the short-term as we seek to aggressively add properties to our portfolio.

Corporate Information and History

We were incorporated in the State of Utah on November 1, 2007, for the sole purpose of becoming the holding company of Guidebook, which converted from a Utah limited liability company to a Utah corporation on November 1, 2007.  Guidebook was organized in the State of Utah as a limited liability company on June 16, 2003.  Guide focused on providing “do-it-yourself” instructional manuals for residential electrical, plumbing, and remodeling applications.  On June 7, 2013, we changed our name to Talon Real Estate Holding Corp.

Substantially all of our assets will be held by, and our operations will be conducted through, Talon OP, which we refer to as our Operating Partnership.  We are the sole general partner of the Operating Partnership, and, as such, we generally have the exclusive power to manage and conduct the business and affairs of the Operating Partnership, subject to certain limited approval and voting rights of the limited partners, which are described more fully herein.

We intend to elect to be taxed as a REIT, beginning with the taxable year ending December 31, 2014.  Because we plan to conduct substantially all of our operations through our Operating Partnership, we intend to be considered an Umbrella Partnership Real Estate Investment Trust, or UPREIT.  See “Description of the Partnership Agreement of Our Operating Partnership.”

On June 7, 2013, we sold all of the outstanding shares of Guidebook to Kim McReynolds, divesting ourselves of our historic “do-it-yourself” instructional manual business.  The purchase price for the divestiture primarily consisted of the buyer’s agreement for Guidebook to indemnify and hold our company harmless from certain liabilities arising from the sale.

Our principal executive offices are located at 5500 Wayzata Boulevard Suite 1070, Minneapolis, Minnesota and our telephone number is 612-604-4600.  Our web address is www.talonreit.com.  The information on, or otherwise accessible through, our website does not constitute a part of this report or any other report or document we file with or furnish to the Securities and Exchange Commission.

REIT Qualification

We intend to elect to qualify as a REIT under the Internal Revenue Code of 1986, or the Code, commencing with our taxable year ending December 31, 2014. We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. To maintain REIT status, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income (excluding capital gains) to our shareholders.  As a REIT, we generally will not be subject to federal income tax on our taxable income we currently distribute to our shareholders.  If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates.  Even if we qualify as a REIT, we may be subject to some federal, state and local taxes on our income or property. In addition, the income of any taxable REIT subsidiary, or TRS, that we own will be subject to taxation at regular corporate rates.

Partnership Agreement

Pursuant to the partnership agreement of our Operating Partnership, limited partners of the Operating Partnership and assignees of limited partners (other than us) have the right, beginning 12 months after first becoming a holder of common units, to require the Operating Partnership to redeem all (but not less than all) of their common units for cash equal to the then-current value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the partnership agreement), or, at our election, as the sole general partner, on behalf of the Operating Partnership, to exchange their common units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Restrictions on Ownership and Transfer of Our Stock

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, we intend to amend our articles to prohibit, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code, more than 10% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 10% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 10% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT.  Our board intends to adopt a resolution providing for the exemption of MG Kaminski and certain of his affiliates from the ownership limits.

We also anticipate that our articles will contain provisions designed to prohibit any person from, among other things:

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beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT; and

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transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

In addition, we anticipate that our articles will provide that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares.  If a transfer to a trust would be ineffective for any reason to prevent a violation of the restriction, we anticipate that our articles will provide that the transfer resulting in such violation will be void from the time of such purported transfer.

Distribution Policy

We intend to make quarterly distributions to our common shareholders. U.S. federal income tax law requires that a REIT distribute annually at least 90% of its net taxable income, excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its REIT taxable income, including capital gains.

To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities.  We generally will not be required to make distributions with respect to activities conducted through any TRS.

Dividends and other distributions will be authorized by our board of directors in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including actual results of operations, restrictions under the law of our state of organization, our financial condition, our need to meet the distribution requirements of a REIT and other factors described below.  We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future.  Any dividends or other distributions we pay in the future will depend upon our actual results of operations, economic conditions, debt service requirements and other factors that could differ materially from our current expectations.  Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our shareholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain, or may constitute a return of capital. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain.

Our Strategy

We believe that there is evidence that the real estate market is in recovery.  However, we also believe that the market is still functioning inefficiently. Commercial real estate trends have been negative for an extended period of time.  Certain real estate holders may be seeking a real estate transaction but have refrained from selling properties due to depressed values or the inability to finance over the last few years.  In the short term, we may seek property owners who may be motivated to exit or diversify their risk.  We believe there is significant opportunity to acquire quality property by providing liquidity to the market.  Our intent is to qualify as a REIT, because we believe that structure will provide investors more liquid equity with diversified real estate exposure.  In turn, we anticipate that we will encourage real property owners to sell their properties to us increasing the size of our company and providing us with more diversified real estate exposure.  Our objective is to accumulate quality properties at attractive yields as the economy continues its recovery.

We seek to provide investors the opportunity to have liquidity with real estate exposure in a geographic and building diversified portfolio with tactical asset allocation.  Our strategy is to expand our property holdings to seek diversification initially by focusing on the following key elements:

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We will target office, industrial and retail properties between Minnesota and Texas to the north and south, and Chicago and Denver to the east and west, initially targeting properties ranging in size from 10,000 to 500,000 square feet.

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The target market value for our properties is expected to be in the range of $1.0 million to $50 million, although we might acquire larger or smaller properties depending on the opportunities available to us and our access to capital or ability to issue equity interests as consideration.

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Our target properties ideally will be strategically situated in metropolitan areas not traditionally explored by institutional investors.  These may include secondary and tertiary markets in our geographic territory.

Our Competitive Strengths

We believe the following competitive strengths distinguish us from other property owners and will enable us to capitalize on the economic conditions in our target real estate markets as we seek to expand our portfolio:

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Experienced Management Team with Extensive Experience and Network.  Our management team, led by MG Kaminski, our Chief Executive Officer, and Eun Stowell, our Chief Financial Officer, has extensive experience in the real estate industry and has cultivated an extensive network of contacts that we expect to tap to identify acquisition opportunities. Mr. Kaminski has over 25 years of experience in purchasing, selling, managing, leasing, and constructing commercial real estate where he owned over 2.6 million square feet. This square footage represents 32 buildings in office, industrial and retail space. His further experience includes financing and structuring real estate deals through traditional banking institutions and brokerage firms.  This diverse and extensive experience in all aspects of commercial real estate creates unique insight in the day-to-day operations as well as strategic portfolio level management of commercial properties. He is well prepared to respond to all manners of tenant, property, financing and market issues, and he has significant knowledge and an extensive network of contacts in the Minneapolis/St. Paul metropolitan area and other similar markets in the Midwest to drive the acquisition and financing pipeline.  He also has significant asset management experience, serving as President of Wayzata Capital Management, LLC from August 1996 to December 2012. Ms. Stowell has worked in the investment industry her entire professional career and the last decade in the real estate industry.  She most recently served as Chief Compliance Officer, Director of Finance and Accounting, and Collateralized Debt Obligation (CDO) Portfolio Manager at Castle Peak Capital Advisors, LLC, an asset management company investing and managing primarily residential mortgage loans and mortgage-backed securities, from December 2008 until joining us in June 2013. Prior to Castle Peak, she worked at both private and public investment firms as well as a large CPA firm and holds an inactive CPA license from the state of Minnesota.  We believe our management team’s significant experience will help us successfully identify and execute on opportunities for expansion.

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Committed and Incentivized Management Team.  Our management team is committed to our operations and growth. As of June 7, 2013, our management team owned approximately 56% of our common stock on a fully-diluted basis, thereby aligning management’s interests with those of our shareholders.  We expect management will continue to hold a significant ownership interest in our company in the foreseeable future including if we become subject to the ownership requirements under the Code for qualification as a REIT.  To comply with these requirements, not more than 50% of the value of the outstanding shares of our stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).  Our board of directors has significant experience in leadership roles for both private and public companies and we expect that they will be an invaluable source of leadership for our company.

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Disciplined Approach to Underwriting and Due Diligence.  Before acquiring a property, our team of real estate investment professionals, led by Mr. Kaminski and Ms. Stowell, will apply a disciplined underwriting and due diligence process. The due diligence process will focus on identifying properties in our target market that are located in metropolitan areas with historically strong, stable economies and stable or growing populations, with an emphasis on areas of growth within these metropolitan areas.  We also will focus on identifying properties that can be acquired at prices we believe represent a strong value for any reason.

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UPREIT Structure.  Because we intend to conduct our operations through the Operating Partnership, our organizational structure will be considered an Umbrella Partnership Real Estate Investment Trust, referred to in our industry as an UPREIT commencing with the taxable year ending December 31, 2014. This structure is designed to provide tax deferral benefits to property owners who contribute their property to our company. We believe using an UPREIT structure will give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale or contribution of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may contribute the property to the Operating Partnership in exchange for common units in the partnership and defer taxation of gain until the seller later elects to require the Operating Partnership to redeem all (but not less than all) of their common units for cash equal to the then-current value of an equal number of shares of our common stock (determined in accordance with and subject to adjustment under the partnership agreement of our Operating Partnership), or, at our election, as the sole general partner, on behalf of the Operating Partnership, to exchange their common units for shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock or the Operating Partnership sells the property.  This ability to offer tax-deferred purchase terms could make us a more attractive buyer to some property sellers.

Acquisition Pipeline

As of June 7, 2013, we are actively pursuing multiple property acquisition opportunities in different states throughout our primary geographic region.  We are continually engaging in internal research as well as informal discussions with various parties regarding our potential interest in these types of potential acquisitions.  As of the date of this filing, however, we are not a party to any agreement to purchase any additional properties.

There is no assurance that any currently available properties will remain available, or that we will pursue or complete any of these potential acquisitions, at prices acceptable to us or at all.

Talon RE, a wholly owned subsidiary of our Operating Partnership, has entered into a contribution agreement to acquire a 51% interest in 5130 LLC, subject to receiving consent to the transfer from the entity’s lender. 5130 LLC owns an industrial complex consisting of two properties located on approximately 171,639 square feet in Maple Plain, Minnesota.

Our Current Property Interests

Our Operating Partnership currently owns a 49% interest in one industrial complex consisting of two properties with a total of approximately 171,639 square feet in Maple Plain, Minnesota.  Maple Plain is located in the Minneapolis-St. Paul metropolitan area. We acquired such interest in the entity that owns this complex from The Kaminski Trust and certain other parties in June 2013.  The Kaminski Trust owns the remaining 51% interest in the industrial complex.  Talon RE, a wholly owned subsidiary of our Operating Partnership, entered into a contribution agreement to acquire the remaining interest in the entity from The Kaminski Trust, subject to receiving consent to the transfer from the entity’s lender.  The complex is currently managed by our company, but we intend to transfer the management to a third party so that we may focus our efforts on acquisitions and real estate portfolio management.

As of April 12, 2013, the independent appraised value of the industrial complex was $5.0 million, and 5130 LLC has loans with outstanding principal and accrued but unpaid interest secured by the complex in the amount of $4.5 million as of March 31, 2013.  The appraised value includes assumptions utilizing current lease data, rent rolls and historical operational figures.  This includes related party leases occupying over 24% of the space at below market rents.  Although 97% of the space is currently under lease, the 24% leased to related parties is assumed to have essentially no rents collected for purposes of determining the appraisal value.  The related party leases may be terminated with notice.  Management is currently attempting to secure a long-term tenant for this space.

The industrial complex consists of two separate properties built between 1970 and 1987 and is situated on a 10.1 acre site. As of March 31, 2013, the complex was 97% occupied by seven tenants including the space leased to a related party.  The complex is used for office, warehouse and storage space.

The base rent for the industrial complex for the year ended December 31, 2012 recognized under GAAP was $398,067.  This includes below market value rents received from related parties of $53,701 in 2012.  Related party rent revenue is recognized upon receipt by our company.  The following table sets forth information regarding unrelated tenants in the complex as of March 31, 2013.

Industry	Primary Use	Lease Expiration	Approx. Total Leased Square Feet	Percentage Of Complex Square Feet	Annualized Base Rent	Percentage Of Complex Annualized Base Rent
Building Supply Distribution	Warehouse/ showroom/ office	2/28/16	59,500	34.7%	$202,057	37.6%
Dairy Products	Storage	11/30/15	10,064	5.9%	$59,326	11.0%
Entertainment	Indoor paintball gaming facility	5/31/13	25,853	15.1%	$60,000	11.2%
Marketing Consulting	Office/warehouse	7/31/13	9,957	5.8%	$24,000	4.5%
Music	Storage	Month-to-month	9,366	5.4%	$7,200	1.3%
Outdoor equipment & accessories	Storage	Month-to-month	9,366	5.4%	$33,000	6.1%

Existing Loans

5130 LLC, an entity in which our Operating Partnership owns a 49% interest and that owns the industrial complex discussed above, is party to a loan agreement secured by the industrial complex.  The loan agreement prohibits 5130 LLC from transferring the industrial complex or a controlling interest in 5130 LLC without the lender’s consent. We entered into a contribution agreement with The Kaminski Trust to acquire the remaining 51% interest in 5130 LLC in exchange for 2,820,810 units of Talon RE, subject to receiving consent to the transfer from the entity’s lender.

The loan agreement provides for two term loans, the A loan, with an original balance of $4.45 million, and the B loan, with an original balance of $300,000, with fixed interest rates of 6.049% per annum and 12.75% per annum, respectively, and a current weighted average loan rate of 6.488% on a combined balance of approximately $4.5 million.  The loans mature on April 8, 2017 and can be accelerated in certain circumstances, including if there is an event of default under the loan agreement.

Depreciation

Depreciation is computed using the straight-line method. The buildings and improvements comprising our current property with a basis of $3.4 million at December 31, 2012 have been depreciated over their estimated useful lives ranging from 10 – 25 years with depreciation expense of $181,137 and $181,135 in 2012 and 2011, respectively. The tenant improvements basis of $309,300 has been depreciated over the lease terms ranging from 1 – 10 years with depreciation expense of about $45,067 and $52,144 in 2012 and 2011, respectively.

Property Tax

For the 2012 tax year, the annual property tax on our properties was $127,553. For the 2013 tax year, for the properties we currently own we anticipate the annual property taxes will be $116,581.

Financings and Leverage Policy

We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, issuance of debt securities or equity securities (which might be shares of our common or preferred stock or limited partnership units in the Operating Partnership that are redeemable for our common stock), private financings (such as additional bank credit facilities, which may or may not be secured by our assets), asset sales, seller financing, property-level mortgage debt, or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also might consider joint venture or other partnering opportunities as they arise in order to acquire properties that would otherwise be unavailable to us. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of tenants and future rental rates. Our articles of incorporation and bylaws do not limit the amount of debt that we may incur. As of March 31, 2013, our ratio of debt to total assets (net of accumulated depreciation) was approximately 161% based on the net cost of our properties.

Our board of directors will consider a number of factors in evaluating the amount of debt that we may incur. Our board of directors may from time to time modify its views regarding the appropriate amount of debt financing in light of then-current economic conditions, relative costs of debt and equity capital, market value of our portfolio, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Our decision to use leverage in the future to finance our assets will be at our discretion and will not be subject to the approval of our shareholders.

Regulation

Properties in which we plan to invest are subject to various covenants, laws, ordinances and regulations, including environmental regulations and regulations relating to common areas and fire and safety requirements.

Americans with Disabilities Act

Properties in which we plan to invest are subject to Title III of Americans with Disabilities Act, or the ADA, to the extent that such properties are “public accommodations” as defined by the ADA. The ADA may require removal of structural barriers to access by persons with disabilities in certain public areas of our properties where such removal is readily achievable.

Environmental Matters

Under various federal, state and local laws and regulations relating to the environment, as a current or former owner or operator of real property, we may be liable for costs and damages resulting from the presence or discharge of hazardous or toxic substances, waste or petroleum products at, on, in, under, or migrating from such property or properties, including costs to investigate, clean up such contamination and liability for natural resources. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such contamination, and the liability may be joint and several. These liabilities could be substantial and the cost of any required remediation, removal, fines, or other costs could exceed the value of the property and/or our aggregate assets. In addition, the presence of contamination or the failure to remediate contamination any properties we own or acquire may expose us to third-party liability for costs of remediation and/or personal or property damage or materially adversely affect our ability to sell, lease or develop the properties or to borrow using such property or properties as collateral. In addition, environmental laws may create liens on contaminated sites in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on any properties we own or acquire, environmental laws may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.

The industrial complex in which we have an interest, and any properties we acquire in the future, may contain, have contained, or be adjacent to or near other properties that have contained or currently contain storage tanks for the storage of petroleum products or other hazardous or toxic substances. Similarly, any properties we own or acquire might have been used in the past for commercial or industrial purposes that involve or involved the use of petroleum products or other hazardous or toxic substances, or are adjacent to or near properties that have been or are used for similar commercial or industrial purposes. As a result, such property or properties may have been or may be impacted by contamination arising from the releases of such hazardous substances or petroleum products. If we deem it appropriate in the future, we may take steps to address identified contamination or mitigate risks associated with such contamination; however, we are unable to ensure that further actions will not be necessary. As a result of the foregoing, we could potentially incur material liabilities.

Environmental laws also govern the presence, maintenance and removal of asbestos-containing building materials, or ACBM, and may impose fines and penalties for failure to comply with these requirements or expose us to third-party liability (e.g., liability for personal injury associated with exposure to asbestos). Such laws require that owners or operators of buildings containing ACBM (and employers in such buildings) properly manage and maintain the asbestos, adequately notify or train those who may come into contact with asbestos, and undertake special precautions, including removal or other abatement, if asbestos would be disturbed during renovation or demolition of a building. Any properties we own or acquire may contain ACBM and we could be liable for such damages, fines or penalties.

In addition, the properties we own or acquire will be, subject to various federal, state, and local environmental and health and safety requirements, such as state and local fire requirements. Such environmental and health and safety laws and regulations could subject us or our tenants to liability resulting from activities on the properties or the failure to comply with such requirements. Environmental liabilities could affect a tenant’s ability to make rental payments to us. In addition, changes in laws could increase the potential liability for noncompliance. The costs associated with such liability could be substantial and could have a material adverse effect on us.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels have been alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at the properties we own or acquire could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury occurs. We are not presently aware of any material adverse indoor air quality issues at our current properties.

REIT Qualification

Prior to the end of December 2014, we intend to elect to qualify as a REIT commencing with our taxable year ending on December 31, 2014.  Our qualification as a REIT will depend upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares.  We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.  We intend to amend our articles to include certain restrictions to enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our REIT taxable income we distribute currently to our shareholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lose our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property. In addition, any TRS we own will be subject to U.S. federal, state and local taxes on its income or property.

Investment Company Act of 1940

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940.

Risk Management

Our risk management activities are overseen by our board of directors.  We will face various forms of risk in our business ranging from broad economic, commercial and industrial market and interest rate trends to more specific factors such as credit risk related to our tenants, leasing of properties and competition for properties.  See also “Risk Factors.” We believe that the real estate market and credit risk expertise developed by our Chief Executive Officer and Chief Financial Officer will allow us to navigate these risks.

Insurance

We currently maintain property, liability, and umbrella coverage for the industrial complex under a blanket policy. Our property coverage limits are $19,824,880 per occurrence and $1,115,757 for business income with a deductible of $5,000 per occurrence. Our liability coverage limits are $1,000,000 per occurrence and $2,000,000 in the aggregate.  Our umbrella coverage limits are $10,000,000 per occurrence and in the aggregate. We believe the policy specifications and insured limits covering the industrial complex are appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice; however, our insurance coverage may not be sufficient to fully cover our losses.

Competition

We believe that the competition for leasing the industrial complex in which we own an interest and for completing acquisition opportunities we may target is highly fragmented. We compete with other REITs, institutional investors, public and private real estate companies, as well as other commercial real estate operators and developers who have properties in our vicinity and the areas where we target acquisitions. We believe that the following competitive factors influence our ability to attract tenants to our current properties: location, price and terms, the appearance of properties and the speed at which we can execute leases.

As leases at the industrial complex and any future properties we may acquire expire, we may encounter significant competition to renew or re-let space. As a result, we may be required to provide rent concessions or abatements, incur charges for tenant improvements and other inducements, including early termination rights or below-market renewal options, or we may not be able to timely lease vacant space. In that case, our financial condition, results of operations, cash flow, per share trading price of our common stock and ability to satisfy our debt service obligations and to pay dividends may be adversely affected.

We believe that the following competitive factors will influence our ability to acquire additional properties and grow our business: offer price, access to capital and ability to quickly identify and consummate transactions. Competition may have the effect of reducing the number of suitable acquisition opportunities available to us and increase the price required to consummate an acquisition opportunity. Likewise, competition with sellers of similar properties to locate suitable purchasers may result in us receiving lower proceeds from any sale we might seek to make or in us not being able to dispose of a property at a time of our choosing due to the lack of an acceptable return.

Employees

We have structured our operations in a manner that minimizes overhead and relies on third parties to supply experience and expertise necessary to identify and exploit potential acquisition opportunities.  We will attempt to minimize general and administrative expenses by maintaining adequate levels of overhead and staff while outsourcing operational duties to consultants and independent contractors where appropriate.  We currently have three full-time employees, but expect to eventually hire more employees consistent with the development of our business.

We believe that most operational responsibilities can be handled by our current officers and employees and through our working relationships with third parties and other organizations at this time.  During the next 12 months, we expect to add employees or consultants to identify, perform due diligence, analyze, monitor, and report on future acquisitions.  We also plan to add support personnel to assist our growth and manage financial and investment risk and compliance needs.  We intend to routinely assess our personnel requirements to ensure controlled growth to support our acquisition growth while managing risk. We have never had a work stoppage, and none of our employees are represented by a labor union. We believe our relationship with our employees is good.

Legal Proceedings

From time to time, we might become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

RISK FACTORS

Investing in our capital stock involves risks. You should carefully consider the risks described below, in addition to the other information contained in this report, before investing in our common stock. Realization of any of the following risks, or adverse results from any matter listed under “Forward-Looking Statements,” could have a material adverse effect on our business, financial condition, cash flows and results of operations and could result in a decline in the trading price of our common stock. You might lose all or part of your investment. This report also contains forward-looking statements, estimates and projections that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements, estimates and projections as a result of specific factors, including the risks described below.

RISKS RELATED TO OUR BUSINESS AND FINANCIAL CONDITION

We are a company with limited operating history for you to evaluate our business.

Our predecessor was incorporated in the State of Utah on November 1, 2007, for the sole purpose of becoming the holding company of Guidebook, which focuses on providing “do-it-yourself” instructional manuals for residential electrical, plumbing, and remodeling applications.  We divested Guidebook in connection with the transactions forming our current business.  We formed our Operating Partnership in June 2013 and currently are engaged in the business of investing in office, industrial and retail properties located in our target markets. We have a limited operating history for you to consider in evaluating our business and prospects.  In addition, our business plan involves significant expansion of our real estate holdings that have not been agreed upon as of the date of this filing. As a result, it is difficult for potential investors to evaluate our business and prospects.

Our operations are subject to all of the risks, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the real estate industry.

We own a non-controlling interest in our only real estate investment and therefore do not exercise control over the property.

Our Operating Partnership currently owns a 49% interest in an entity that owns an industrial complex located in the Minneapolis-St. Paul metropolitan area.  Affiliates of MG Kaminski, our Chief Executive Officer, own the other 51% interest in the entity.  Talon RE, a wholly owned subsidiary of our Operating Partnership, entered into a contribution agreement with Mr. Kaminski to acquire his remaining interest in the entity, subject to receiving consent to the transfer from the entity’s lender, but there can be no assurance that the lender will consent to the transfer or that we will ever acquire a controlling interest in the entity that owns the complex.

Our current non-controlling interest in the industrial complex and any future co-investments we might make with third parties through partnerships, joint ventures or other entities are subject to a variety of risks. For example, we might not be in a position to exercise sole decision-making authority regarding the property subject to a co-investment. Partners or co-venturers in a co-investment also might become bankrupt or fail to satisfy their obligations with respect to a property. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives, and they may have competing interests in our markets that could create conflict of interest issues. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer would have full control over the partnership or joint venture. In addition, prior consent of any joint venture partners may be required for a sale or transfer to a third party of our interests in the joint venture, which would restrict our ability to dispose of our interest in the joint venture. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers or directors from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting any properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers. Any such joint ventures may be subject to debt and the refinancing of such debt may require equity capital calls.

Our lack of diversification increases the risk of an investment in our company, and our financial condition and results of operations may deteriorate if we fail to diversify.

We currently own an interest in one industrial complex located in the Minneapolis-St. Paul area.  Although we intend to continue to acquire additional properties for our portfolio, our ability to diversify our portfolio will depend on our access to additional capital and financing sources and the availability of suitable acquisition targets. We also intend to finance some acquisitions with shares of our company’s common stock or the Operating Partnership’s limited partnership units so our ability to diversify may also depend on the willingness of real estate owners to exchange their real estate holdings for such securities, which we anticipate will have limited liquidity.  Until such time as we are able to diversify our property holdings, if at all, our results of operations will depend on economic conditions in the Minneapolis-St. Paul area and could fluctuate significantly depending on local economic factors that are outside of our control. In addition, natural disasters in this area, such as tornados, could significantly damage our only current property and materially and adversely affect our financial condition, results of operations and prospects.

As of March 31, 2013, there was approximately $4.5 million of indebtedness outstanding relating to the industrial complex in which we have an interest, which could expose us to default, prevent the disposition of the property or result in a significant loss upon disposition of the property.

The industrial complex in which we own an interest is subject to loans originally totaling $4.75 million with fixed interest rates of 6.049% per annum on $4.45 million and 12.75% per annum on $300,000.  The loans mature on April 8, 2017.  As of March 31, 2013, approximately $4.5 million was outstanding on these loans with a weighted average loan rate of 6.488%.  We received an independent third-party appraisal of the industrial complex indicating that the value of the industrial complex as of April 12, 2013 was $5.0 million. The appraised value of the complex is not necessarily equal to the complex’s fair market value or the consideration we would receive if we disposed of the complex in an arm’s length transaction.  If the fair market value of the complex is less than the amount of outstanding debt secured by the property, the entity that owns the property might not be able to dispose of it or, if it does dispose of the property, it could be at a substantial loss that would adversely affect our results of operations and financial condition.  In addition, payments of principal and interest on the indebtedness related to the property may require us to contribute cash resources to operate the property, and we indebtedness on any future properties we may acquire or seek to acquire in the future could leave us with insufficient cash resources to operate our business or to pay the dividends to our shareholders.

Our business plan requires additional capital that might not be available on terms that are favorable to us, or at all, which could restrict our ability to grow and adversely affect our results of operations.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the income generated from our interest in our current property alone will not be sufficient to fund our continuing opportunities and will not be sufficient to fund our anticipated growth. We therefore will require additional capital to execute our business plan and grow our operations.

Future acquisitions and capital expenditures, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow. There is no guarantee that we will be able to raise any required additional capital or generate sufficient cash flow from our current and future operations to fund our ongoing business.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our operations going forward.

Any additional capital raised through the sale of equity may dilute the ownership percentage of our shareholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.  Debt financing, if available, may involve restrictive covenants or additional security interests in our assets and would increase our expenses due to interest payment requirements.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the real estate industry in particular), our status as a new enterprise without a significant demonstrated operating history, and/or the loss of key management. If the amount of capital we are able to raise from financing activities, together with our income from operations, is not sufficient to satisfy our capital needs, we may be required to cease our operations or alter our growth plans.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition and results of operations.

We are dependent on key personnel and need to hire additional qualified personnel for our business to succeed.

Our performance is substantially dependent on the performance of our senior management, including MG Kaminski, our Chief Executive Officer, and Eun Stowell, our Chief Financial Officer.  The loss of the services of any of our executive officers could have a material adverse effect on our business, results of operations and our financial condition.  Our future success also depends on our continuing ability to attract and retain highly qualified managerial and other personnel.  Competition for such personnel is intense and we may not be able to retain our key managerial and other employees or may not be able to attract and retain additional highly qualified managerial and other personnel in the future.  The inability to attract and retain the necessary managerial and other personnel could have a material adverse effect upon our business, results of operations and financial condition.

Properties formerly managed by our Chief Executive Officer have been placed into receivership.

MG Kaminski, our Chief Executive Officer, has over 25 years of experience in the real estate business.  In those years, he has acquired, financed, managed, leased and constructed properties.  With the downturn in the U.S. economy and specifically the real estate markets beginning in 2008, he experienced significant setbacks.  In 2009, properties owned by Mr. Kaminski and his affiliates experienced rapid vacancies and in order to compete for remaining leases, rents were dropped dramatically, almost 50% in some cases, to retain and attract tenants.  During that depressed real estate market of high vacancies and greatly reduced rents, some of these properties could not cover their debt payments and could not be refinanced.  Those properties were placed into receivership in 2011 and 2012.  There is no assurance that properties we acquire or manage will produce adequate cash flow and will not be placed in receivership.

We may not be able to operate as a REIT and our management team has no REIT experience.

Our board of directors and executive officers have no prior experience operating a REIT. There is a risk that the past experience of our management team will not be sufficient to operate our company as a REIT. We may not qualify to elect REIT status for the taxable year ending January 31, 2014, or at all.  Our failure to qualify as a REIT may have an adverse effect on our tax position, financial condition, results of operations, cash flow and trading price of our common stock.

Our management team has never run a public company.

Our executive officers have no prior experience operating a publicly-traded company.  There is a risk that the past experience of our management team will not be sufficient to timely meet disclosure requirements of the Securities and Exchange Commission (the “SEC”) or otherwise comply with securities laws applicable to publicly-traded companies. Our failure to operate as a public company would have an adverse effect on our financial condition, results of operations, cash flow and trading price of our common stock.

If we fail to maintain proper and effective internal controls or are unable to remediate a material weakness in our internal controls, our ability to produce accurate and timely financial statements could be impaired, and investors’ views of us could be harmed.

Our company relies on limited accounting personnel to execute our accounting processes and limited other supervisory resources with which to address our internal control over financial reporting.  Our ability to prepare financial statements in accordance with generally accepted accounting principles may be adversely impacted if we do not establish and maintain effective internal controls.  Failure to implement required, or new or improved controls, or the difficulties encountered in the implementation of such controls, could harm our results of operations, cause us to fail to meet our reporting obligations or lead to a loss of investor confidence.

In the audit of the financial statements of 5130 LLC, our auditors identified that the management of 5130 LLC did not maintain an effective system of internal controls for the fiscal years ended December 31, 2012 and 2011.  Specifically, our auditors identified a material weakness in internal controls over financial reporting related to the material audit adjustments necessary to convert the financial statements for such years prepared on an income tax basis to those prepared in accordance with generally accepted accounting principles.

Our insurance may be inadequate to cover liabilities we may incur.

Our ownership of real property may result in us becoming subject to liability for pollution, property damage, personal injury, death or other hazards. Although we expect to obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events, and we may not be able to continue to obtain insurance on commercially reasonable terms.

RISKS RELATED TO OUR INDUSTRY

Our ownership of commercial real estate involves a number of risks, the effects of which could adversely affect our business.

General economic and market risks. In periods during, or following, a general economic decline or recessionary climate, our assets may not generate sufficient cash to pay expenses, service debt or cover maintenance, and, as a result, our results of operations, cash flows and ability to pay dividends (if any) may be adversely affected. Several factors may adversely affect the economic performance and value of our properties. These factors include, among other things:

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changes in the national, regional and local economic climate;

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local real estate conditions such as an oversupply of properties or a reduction in demand for properties;

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the attractiveness of our properties to tenants or buyers;

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competition from other available properties;

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changes in market rental rates and related concessions granted to tenants such as free rent, tenant allowances and tenant improvement allowances; and

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the need to periodically repair, renovate and re-lease space.

Uncertain economic conditions may adversely impact current or future tenants and, accordingly, could affect their ability to pay rents owed to us pursuant to their leases. In periods of economic uncertainty, tenants are more likely to close less profitable locations or to declare bankruptcy, and, pursuant to various bankruptcy laws, leases may be rejected and thereby terminated. Furthermore, our ability to sell or lease our properties at favorable rates, or at all, may be negatively impacted by general or local economic conditions.

Our ability to collect rent from tenants may affect our ability to pay for adequate maintenance, insurance and other operating costs. Also, the expense of owning and operating a property is not necessarily reduced when circumstances such as market factors cause a reduction in income from the property. If a property is mortgaged and we are unable to meet the mortgage payments, the lender could foreclose on the mortgage and take title to the property. In addition, interest rate levels, the availability of financing, changes in laws and governmental regulations (including those governing usage, zoning and taxes) may adversely affect our financial condition.

Leasing risk. Our operating revenues are dependent upon entering into leases with and collecting rents from tenants. In uncertain economic times, tenants whose leases are expiring may desire to decrease the space they lease or may be unwilling to continue their lease. When leases expire or are terminated, replacement tenants may not be available upon acceptable terms and market rental rates may be lower than the previous contractual rental rates. Also, during uncertain economic conditions, tenants may approach us for additional concessions in order to remain open and operating. The granting of these concessions may adversely affect our results of operations and cash flows to the extent that they result in reduced rental rates, additional capital improvements, or allowances paid to or on behalf of the tenants.

Uninsured losses and condemnation costs. Accidents, terrorism incidents, tornados or other acts of God and other losses at our properties for any reason could adversely affect our operating results. Casualties may occur that significantly damage an operating property, and insurance proceeds may be less than the total loss incurred by us. We maintain casualty insurance under policies we believe to be appropriate, but some types of losses, such as those related to the termination of longer-term leases and other contracts, generally are not insured. Certain types of insurance may not be available or may be available on terms that could result in large uninsured losses. Property ownership also involves potential liability to third parties for such matters as personal injuries occurring on the property. Such losses may not be fully insured. In addition to uninsured losses, various government authorities may condemn all or parts of operating properties. Such condemnations could adversely affect the viability of such projects.

Environmental issues. Environmental issues that arise at our properties could have an adverse effect on our financial condition and results of operations. Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at a property. If determined to be liable, the owner or operator may have to pay a governmental entity or third parties for property damage and for investigation and clean-up costs incurred by such parties in connection with the contamination, or perform such investigation and clean-up itself. Although certain legal protections may be available to prospective purchasers of property, these laws typically impose clean-up responsibility and liability without regard to whether the owner or operator knew of or caused the presence of the regulated substances. Even if more than one person may have been responsible for the release of regulated substances at the property, each person covered by the environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from regulated substances emanating from that site. Unidentified environmental liabilities could have an adverse effect on our financial condition and results of operations.

Liquidity risk. Real estate investments are relatively illiquid and can be difficult to sell and convert to cash quickly, especially if market conditions are not favorable. As a result, our ability to sell one or more of our properties, whether in response to any changes in economic or other conditions or in response to a change in strategy, may be limited. In the event we want to sell a property, we may not be able to do so in the desired time period, the sales price of the property may not meet our expectations or requirements, and we may be required to record an impairment loss on the property as a result.

Competition may impede our ability to attract or retain tenants or re-let space, which could materially and adversely affect us.

We face significant competition for tenants from other owners and operators of office, industrial and retail properties in the Minneapolis-St. Paul area and expect to experience similarly significant competition in areas where we acquire additional properties. These competitors may possess more substantial resources and access to capital than we have, as well as greater expertise or flexibility in designing space to meet prospective tenants’ needs, or may be more willing, especially in difficult economic times, to make space available to prospective tenants at lower prices than comparable spaces in our properties. Thus, competition could negatively affect our ability to attract and retain tenants and may reduce the rents we are able to charge, which could materially and adversely affect us.

Compliance or failure to comply with federal, state and local regulatory requirements could result in substantial costs.

Our properties are subject to various federal, state and local regulatory requirements, such as the Americans with Disabilities Act and state and local fire, health and life safety requirements. Compliance with these regulations may involve upfront expenditures and ongoing costs. If we fail to comply with these requirements, we could incur fines or other monetary damages. We do not know whether existing requirements will change or whether compliance with existing or future requirements will require significant unanticipated expenditures that will affect our cash flows and results of operations.

We may face risks associated with property acquisitions.

We intend to invest in property acquisitions, which carry certain risks including:

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we may have difficulty finding properties that are consistent with our strategy and that meet our standards;

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we may have difficulty negotiating with new or existing tenants;

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the extent of competition for a particular market for attractive acquisitions may hinder our desired level of property acquisitions;

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the actual costs and timing of repositioning or redeveloping acquired properties may be greater than our estimates;

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we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties;

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the occupancy levels, lease-up timing and rental rates may not meet our expectations;

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the acquired property may be in a market that is unfamiliar to us and could present additional unforeseen business challenges;

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acquired properties may fail to perform as expected;

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the timing of property acquisitions may lag the timing of property dispositions, leading to periods of time where projects proceeds are not invested as profitably as we desire;

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we may be unable to obtain financing for acquisitions on favorable terms or at all; and

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we may be unable to quickly and efficiently integrate new acquisitions into our existing operations, and significant levels of management’s time and attention could be involved in these projects, diverting their time from our day-to-day operations.

Any of these risks could have an adverse effect on our results of operations and financial condition. In addition, we may acquire properties subject to liabilities, and with no or limited recourse against the prior owners or other third parties. As a result, if a liability were asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle or contest it, which could adversely affect our business, results of operations and cash flow.

Pursuant to the Formation Transactions, our Operating Partnership acquired a 49% interest in an entity that owns an industrial complex located in the Minneapolis-St. Paul metropolitan area.  However, affiliates of MG Kaminski, our Chief Executive Officer, own the other 51% interest in the entity.  Talon RE, a wholly owned subsidiary of our Operating Partnership, entered into a contribution agreement with Mr. Kaminski to acquire his remaining interest in the entity, subject to receiving consent to the transfer from the entity’s lender, but there can be no assurance that the lender will consent to the transfer or that we will ever acquire a controlling interest in the entity that owns the complex

We may acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in dilution and limit our ability to sell such assets.

In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for partnership interests in the Operating Partnership, which may dilute our interest in our properties. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the respective contributor’s ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties or the allocation of partnership debt to the contributor to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current tenants, our employees and third-party service providers in our branch offices and on our networks and website. The secure processing and maintenance of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, which could adversely affect our results of operations and competitive position.

RISKS RELATED TO FEDERAL INCOME TAX

Any failure to qualify as a REIT for federal income tax purposes could have a material adverse impact on us and our shareholders.

We intend to elect to be treated as a REIT for federal income tax purposes and operate in a manner to continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code (the “Code”), for which there are only limited judicial or administrative interpretations. Certain facts and circumstances not entirely within our control may affect our ability to qualify as a REIT. In addition, we can provide no assurance that legislation, new regulations, administrative interpretations or court decisions will not adversely affect our qualification as a REIT or the federal income tax consequences of our REIT status.

If we were to fail to qualify as a REIT or maintain our REIT status, we would not be allowed a deduction for distributions to shareholders in computing our taxable income. In this case, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, we also would be disqualified from operating as a REIT for the four taxable years following the year during which qualification was lost. As a result, we would be subject to federal and state income taxes which could adversely affect our results of operations and distributions to shareholders. Although we currently intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause us to revoke the REIT election.

In order to qualify as a REIT, under current law, we generally are required each taxable year to distribute to our shareholders at least 90% of our net taxable income (excluding any net capital gain). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our other taxable income, we are subject to tax on the undistributed amounts at regular corporate rates. In addition, we are subject to a 4% nondeductible excise tax to the extent that distributions paid by us during the calendar year are less than the sum of the following:

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85% of our ordinary income;

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95% of our net capital gain income for that year; and

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100% of our undistributed taxable income (including any net capital gains) from prior years.

We generally intend to make distributions to our shareholders to comply with the 90% distribution requirement to avoid corporate-level tax on undistributed taxable income and to avoid the nondeductible excise tax. Distributions could be made in cash, stock or in a combination of cash and stock. Differences in timing between taxable income and cash available for distribution could require us to borrow funds to meet the 90% distribution requirement, to avoid corporate-level tax on undistributed taxable income and to avoid the nondeductible excise tax. Satisfying the distribution requirements may also make it more difficult to fund new investment or development projects.

If we elect to be taxed as a REIT, certain property transfers may be characterized as prohibited transactions, resulting in a tax on any gain attributable to the transaction.

From time to time, we may transfer or otherwise dispose of some of our properties. Under the Code, if we elect to be taxed as a REIT, any gains resulting from transfers or dispositions, from other than our taxable REIT subsidiary, that are deemed to be prohibited transactions would be subject to a 100% tax on any gain associated with the transaction. Prohibited transactions generally include sales of assets that constitute inventory or other property held for sale to customers in the ordinary course of business. Since we intend to acquire properties primarily for investment purposes, we do not believe that our occasional transfers or disposals of property will be deemed to be prohibited transactions. However, whether or not a transfer or sale of property qualifies as a prohibited transaction depends on all the facts and circumstances surrounding the particular transaction. The Internal Revenue Service (the “IRS”) may contend that certain transfers or disposals of properties by us are prohibited transactions. If the IRS were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, we would be required to pay a tax equal to 100% of any gain allocable to us from the prohibited transaction. In addition, income from a prohibited transaction might adversely affect our ability to satisfy the income tests for qualification as a REIT for federal income tax purposes.

The stock ownership limit imposed by the Code for REITs and our articles as we intend to amend it may restrict business combination opportunities.

To qualify as a REIT under the Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after our first year in which we qualify as a REIT. We anticipate amending our articles such that, with certain exceptions, it would authorize our board of directors to take the actions that are necessary or appropriate to preserve our qualification as a REIT once we elect REIT status. Unless an exemption is granted by our board of directors, our articles is expected to prohibit the actual, beneficial or constructive ownership by any person of more than 10% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock or more than 10% in value of the aggregate outstanding shares of all classes and series of our stock. In addition, our articles would generally prohibit beneficial or constructive ownership of shares of our capital stock by any person that owns, actually or constructively, an interest in any of our tenants that would cause us to own, actually or constructively, 10% or more of any of our tenants. Our board of directors may grant an exemption in its sole discretion, subject to such conditions, representations and undertakings as it may determine. These ownership limitations in our articles are common in REIT charters and are intended, among other purposes, to assist us in complying with the tax law requirements and to minimize administrative burdens. However, these ownership limits might also delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interests of our shareholders. Our board of directors may grant MG Kaminski, our Chief Executive Officer, and his affiliates an exemption from the ownership limits.

Complying with REIT requirements may affect our profitability and may force us to liquidate or forgo otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our shareholders. We may be required to liquidate or forgo otherwise attractive investments in order to satisfy the asset and income tests or to qualify under certain statutory relief provisions. We also may be required to make distributions to shareholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (1) sell assets in adverse market conditions; (2) borrow on unfavorable terms; or (3) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT requirements could have an adverse effect on our business results, profitability and ability to execute our business plan. Moreover, if we are compelled to liquidate our investments to meet any of these asset, income or distribution tests, or to repay obligations to our lenders, we may be unable to comply with one or more of the requirements applicable to REITs or may be subject to a 100% tax on any resulting gain if such sales constitute prohibited transactions.

New legislation or administrative or judicial action, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The federal income tax rules relating to REITs constantly are under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, which results in frequent statutory changes and revisions to regulations and interpretations. Revisions in federal tax laws and interpretations thereof could adversely affect us or cause us to change our investments and commitments and affect the tax considerations of an investment in us.

RISKS RELATED TO OUR SECURITIES

Our common stock is considered a “penny stock.”  The application of the “penny stock” rules to our common stock could limit the trading and liquidity of our common stock, adversely affect the market price of our common stock and increase the transaction costs to sell those shares.

Our common stock is a “low-priced” security or “penny stock” under rules promulgated under the Securities Exchange Act of 1934, as amended.  In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealers’ duties in selling the stock, the customer’s rights and remedies and certain market and other information.  Furthermore, broker-dealers must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives.  Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer.  The effect of these restrictions will likely decrease the willingness of broker-dealers to make a market in our common stock, will decrease liquidity of our common stock and will increase transaction costs for sales and purchases of our common stock as compared to other securities.

Shareholders may be diluted significantly through our efforts to obtain financing or complete acquisitions through the issuance of additional shares of our common stock or limited partnership units of the Operating Partnership, which are redeemable for shares of our common stock.

We are authorized to issue up to (1) 90,000,000 shares of common stock and (2) 10,000,000 shares of preferred stock.  Our board of directors has the authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock and preferred stock with various preferences and other rights. Additionally, the limited partnership units of the Operating Partnership are redeemable for shares of our common stock, and we, as the sole general partner, are authorized to issue additional interests in the Operating Partnership in the form of such units.  Moving forward, we may attempt to conduct acquisitions and/or mergers of other entities or assets using our common stock or limited partnership units of the Operating Partnership as payment for such transactions. If such transactions occur, this may result in substantial dilution of the ownership interests of existing shareholders, and dilute the book value of our common stock.

The Over-the-Counter Bulletin Board is a quotation system, not an issuer listing service, market or exchange.  Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange.  As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

Our common stock is quoted on the Over the Counter Bulletin Board (the “OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.  Because trades and quotations on the OTCBB involve a manual process, the market information for such securities cannot be guaranteed.  In addition, quote information, or even firm quotes, may not be available.  The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price.  Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly.  Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTCBB at the time of the order entry.  Orders for OTCBB securities may be canceled or edited like orders for other securities.  All requests to change or cancel an order must be submitted to, received and processed by the OTCBB.  Due to the manual order processing involved in handling OTCBB trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit an order.  Consequently, one may not be able to sell shares of common stock at the optimum trading prices.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTCBB if the common stock or other security must be sold immediately.  Further, purchasers of securities may incur an immediate “paper” loss due to the price spread.  Moreover, dealers trading on the OTCBB may not have a bid price for securities bought and sold through the OTCBB.  Due to the foregoing, demand for securities that are traded through the OTCBB may be decreased or eliminated.

We expect volatility in the price of our common stock, which may subject us to securities litigation resulting in substantial costs and liabilities and diverting management’s attention and resources.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be a target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention from our day-to-day operations and consume resources, such as cash.

We are an “emerging growth company,” under federal securities laws and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to U.S. public companies. We are electing to use the extended transition period for complying with these new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates. We could be an emerging growth company for up to five years after our first sale of equity securities pursuant to an effective registration statement under the Securities Act, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We will be generally required to distribute to our shareholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, or the Code, which requirement we currently intend to satisfy through quarterly cash distributions of all or substantially all of our REIT taxable income in such year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described herein. All distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of our REIT qualification and other factors that our board of directors may deem relevant from time to time. As a result, no assurance can be given that we will be able to make distributions to our shareholders at any time or that the level of any distributions will achieve any specific market yield or will increase or be maintained over time. Any failure to achieve expected distributions could materially and adversely affect the price of our common stock.

We may employ leverage in the future which could expose us to additional risks, may impair our ability to pay dividends and may adversely affect the market price of our common stock.

If we incur indebtedness in the future to fund our growth or operations, it is likely that the instruments governing such indebtedness will contain covenants restricting our operating flexibility. We may incur debt that is secured by all or a portion of the properties in our portfolio. We will bear the costs and fees associated with any such incurrence and ongoing interest expense that will reduce the amount of funds available to common shareholders. Because our decision to issue debt will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future incurrence and any such incurrence could reduce the market price of our common stock.

Certain provisions of our articles may make a takeover difficult even if such takeover could be beneficial to some of our shareholders.

Our articles of incorporation authorize the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors.  Accordingly, our board is empowered, without further shareholder action, to issue shares or series of preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights, including the ability to receive dividends, of our common shareholders. The issuance of such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we have no present intention of issuing any shares or series of preferred stock, we cannot guarantee that we will not make such an issuance in the future.

A significant portion of our shares are restricted from immediate resale. This could cause low trading volume and liquidity of our common stock for the near future.

All 16,361,000 of the shares of our common stock issued pursuant to the Formation Transactions and all 375,000 of such shares issued in restricted stock grants to our executive officers and directors are restricted from immediate resale as a result of securities laws or lock-up agreement.  These restrictions are more fully described below in “Description of Capital Stock–Rule 144” and “Description of Capital Stock–Lock-up Agreement.” Since only 1,600,032 shares of our common stock are not currently subject to these restrictions, there may be limited liquidity and trading volume of our common stock, which may lead to increased transaction costs for sales and purchases of our common stock as compared to other securities and the possible inability to identify a buyer for your shares.

Certain of our officers and directors have sufficient voting power to make corporate governance decisions that could have a significant effect on us and the other shareholders.

After the closing of the Formation Transactions, MG Kaminski, our Chief Executive Officer, will beneficially own approximately 55% of our outstanding common stock on a fully diluted basis. As a result, Mr. Kaminski, alone will be able to exert a significant degree of influence over our management and affairs and over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in our control and might affect the market price of our common stock, even when a change in control may be in the best interest of all stockholders. Furthermore, the interests of this concentration of ownership may not always coincide with our interests or the interests of other shareholders.

RISKS RELATED TO OUR ORGANIZATIONAL STRUCTURE

Conflicts exist or could arise in the future between the interests of our shareholders and the interests of the holders of limited partnership units in our Operating Partnership, which may impede business decisions that could benefit our shareholders.

Conflicts of interest exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any partner thereof, the other. Our directors and officers have duties to our company under applicable Minnesota law in connection with their management of our company. At the same time, we, as the general partner of our Operating Partnership, have fiduciary duties and obligations to our Operating Partnership in connection with the management of our Operating Partnership and its limited partners under Minnesota law and the partnership agreement of our Operating Partnership. Our fiduciary duties and obligations as general partner to our Operating Partnership and its partners may come into conflict with the duties of our directors and officers to our company. If we become subject to and are unable to resolve any conflicts of interests, our business and results of operations could be materially and adversely impacted.

The partnership agreement of our Operating Partnership provides that neither we nor our directors and officers are liable to our Operating Partnership for losses sustained, liabilities incurred or benefits not derived as a result of any act or omission, so long as such person acted in good faith and in the belief that such conduct or omission was in the best interests of our Operating Partnership. The partnership agreement provides for indemnification of us, our affiliates and each of our respective officers and directors to the extent those persons would be indemnified by us pursuant to our articles of incorporation if such persons were directors, officers, agents or employees of our company. The provisions of Minnesota law that allow the common law fiduciary duties of a general partner to be modified by a partnership agreement have not been resolved in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties that would be in effect under common law were it not for the partnership agreement. As a result, our shareholders may have limited rights against us in connection with addressing conflicts of interest, which could limit their recourse against us in the event of actions we take with which our shareholders do not agree.

Our organizational documents may inhibit a takeover that shareholders consider favorable.

Provisions of our articles of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. These provisions:

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permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, privileges and preferences as our board may designate, including the right to approve an acquisition or other change in our control;

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provide that the authorized number of directors may be changed by an amendment to our bylaws by our board of directors;

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permit the division of our board of directors into up to three classes;

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provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

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do not provide for cumulative voting rights.

Also, to assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Code, we intend to amend our articles to prohibit any stockholder from beneficially or constructively owning more than 10% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 10% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Only our board of directors, in its sole discretion, may waive the 10% ownership limit with respect to a particular stockholder.

Our board of directors and management team may change our investment and financing policies without shareholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

Our investment and financing policies are exclusively determined by our board of directors and management team. Accordingly, our shareholders do not control these policies. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Our board of directors may alter our policy on borrowing at any time without shareholder approval and we could become more highly leveraged, which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regards to the foregoing could adversely affect our financial condition, results of operations, cash flow and the trading price of our common stock.

We are a holding company with no direct operations and, as such, we will rely on funds received from our Operating Partnership to pay liabilities, and the interests of our shareholders will be structurally subordinated to all liabilities and obligations of our Operating Partnership and its subsidiaries.

We are a holding company and will conduct substantially all of our operations through our Operating Partnership. We do not have, apart from an interest in our Operating Partnership, any independent operations. As a result, we will rely on distributions from our Operating Partnership to pay any dividends we might declare on shares of our common stock. We will also rely on distributions from our Operating Partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our Operating Partnership. In addition, because we are a holding company, your claims as shareholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our Operating Partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our Operating Partnership and its subsidiaries will be available to satisfy the claims of our shareholders only after all of our and our Operating Partnership’s and its subsidiaries’ liabilities and obligations have been paid in full.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to U.S. shareholders that are individuals, trusts and estates is 15% (20% in the case of taxpayers whose income exceeds certain thresholds). Dividends payable by REITs, however, are not eligible for the reduced rates. Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including the per share trading price of our common stock.

Our Operating Partnership may issue additional partnership interests to third parties without the consent of our shareholders, which would reduce our ownership percentage in our Operating Partnership and may have a dilutive effect on the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our shareholders.

In connection with future acquisitions of properties or otherwise, we expect to issue additional partnership interests to third parties. Such issuances will reduce our ownership percentage in our Operating Partnership and may affect the amount of distributions made to us by our Operating Partnership and, therefore, the amount of distributions we can make to our shareholders. Because you will not directly own partnership interests, you will not have any voting rights with respect to any such issuances or other partnership level activities of our Operating Partnership.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements and related notes included elsewhere in this report.  This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Overview

We are a real estate investment company focused on investing in office, industrial and retail properties located in significant metropolitan areas in the central and southwestern United States.  We currently own a 49% interest in an entity that owns an industrial complex consisting of approximately 171,639 square feet located in the Minneapolis-St. Paul metropolitan area. We have entered into a contribution agreement to acquire the remaining interest in this entity, subject to receiving consent to the transfer from the entity’s lender.  As of June 7, 2013, the property owned by this entity was 97% leased, of which approximately 24% is leased to a related party.

We plan to aggressively pursue additional properties for our portfolio. We initially plan to target properties between 10,000 and 500,000 square feet located in the area bounded by Minnesota and Texas to the north and south, and by Denver and Chicago to the east and west, although we will consider properties outside this target area if we identify attractive opportunities.  We believe these markets are currently underserved in financing and market options for which we can provide advantageous solutions.

We plan to invest in both core income-producing properties requiring relatively small improvements or enhancements and value-added properties that will require more significant investments of capital or management attention (including, but not limited to, leasing vacant space or extending expiring leases) that we expect to provide current income as well as the increased potential for higher long-term value to our company.  Our long-term plan is to invest in value-added properties while maintaining a significant part of our portfolio in core properties that we expect to provide income to shareholders.

Factors That May Influence Our Operating Results

Acquisition Strategy.  We plan to grow our business through the acquisition of new properties, initially targeting properties that meet the criteria described above under “—Overview” and elsewhere in this report.  We expect the properties we acquire will be subject to mortgage financing and other indebtedness that we will assume or refinance. Debt service on such indebtedness will have a priority over any distributions with respect to our common stock.

Rental Revenue.  The amount of net rental revenue generated by our properties depends primarily on our ability to maintain the occupancy rates of currently leased space and to lease space that becomes available. As of March 31, 2013, our properties were 97% leased. We believe that the average rental rates for our properties are generally equal to the current average quoted market rates with the exception of related party leases, which are not being collected and may be terminated without notice.  This rental space is currently being marketed for a new tenant and is anticipated to be leased at market rates.  Negative trends in one or more of these factors could adversely affect our rental revenue in future periods. Future economic downturns affecting the Minneapolis-St. Paul metropolitan area or downturns in our tenants’ businesses that impair our ability to renew leases or re-let space or the ability of our tenants to fulfill their lease commitments could adversely affect our revenues. In addition, growth in rental revenue primarily will depend on our ability to acquire additional properties that meet our investment criteria.

Conditions in Our Markets.  Our current properties are located in the Minneapolis-St. Paul metropolitan area. Positive or negative changes in economic or other conditions in this area, or areas in our prospective proprieties, including employment and wage rates, natural disasters and other factors, may impact our overall performance.

Operating Expenses.  Our operating expenses primarily consist of property taxes, management fees, utilities, insurance and site maintenance costs. As of December 31, 2012, most of our leases required tenants to reimburse us for a share of our operating expenses.  Increases or decreases in any unreimbursed operating expenses, either due to the nature of the expenses not requiring reimbursement from our tenants or due to a reduction in leased square footage requiring tenant reimbursement of a portion of our operating expenses, will impact our overall performance. As a public company, we estimate our annual general and administrative expenses will increase due to increased legal, insurance, accounting and other expenses related to SEC reporting and other compliance matters compared to our historic operations.

Interest Expense.  Our interest expense will depend on the amounts we borrow as well as the interest rates charged by our lenders. Our current loan agreement has fixed rates, is secured by our properties and may not be prepaid without the consent of our lender. Our aggregate interest expense may increase as we acquire properties and could fluctuate between periods if we assume or enter into variable rate loan arrangements and do not hedge any such interest rate risk.

Critical Accounting Policies and Estimates

Our discussion and analysis of the historical financial condition and results of our operations are based upon our financial statements which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP.

The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses in the reporting period. Actual amounts may differ from these estimates and assumptions. We have provided a summary of our significant accounting policies in the notes to the consolidated financial statements of our company elsewhere in this report. We have summarized below those accounting policies that require material subjective or complex judgments and that have the most significant impact on our financial condition and results of operations. We evaluate these estimates on an ongoing basis, based upon information currently available and on various assumptions that we believe are reasonable as of the date hereof. Other companies in similar businesses may use different estimation policies and methodologies, which may impact the comparability of our results of operations and financial condition to those of other companies.

Prior to the acquisition of 5130 LLC, the books and records of 5130 LLC were recorded and maintained on a tax-basis accounting methodology.  In conjunction with the audit of 5130 LLC, material accounting adjustments were proposed and recorded to prepare the financial statements of 5130 LLC for the fiscal years ended December 31, 2012 and 2011 in conformity with GAAP.  Our auditors identified a material weakness in the internal controls resulting from these adjustments.  In response, our company hired Eun Stowell as our Chief Financial Officer in June 2013 and has adopted and implemented GAAP accounting policy and procedures as part of its internal controls system.  Financial statements of our company including future acquisitions will be prepared in conformity with GAAP.  We have instituted and expect to maintain appropriate and adequate controls for preparing financial statements in accordance with GAAP with oversight by the audit committee of our board of directors.

Investment in Real Estate

Investment in real estate is carried at cost less accumulated depreciation and amortization. Property such as land, building and improvements includes cost of acquisitions, development, and construction and tenant allowances and improvements.  Maintenance and repairs are expensed as incurred, and major improvements are capitalized.  We allocate the cost of an acquisition, including the assumption of liability, to the acquired tangible asset and identifiable intangibles based on their relative fair values. We assess fair value based on estimated cash flow projections that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market economic conditions.

Depreciation is provided using the straight-line method over the estimated useful life of the assets for building, improvements and furniture and fixtures and the term of the lease for tenant improvements. The estimated useful lives being used are as follows:

Building	25 years
Building improvements	15 years
Tenant improvements	1-10 years

Repair and maintenance costs are expensed as incurred, whereas expenditures that improve or extend the service lives of assets are capitalized. Disposal and abandonment of improvements are recognized at occurrence as a charge to depreciation.

Revenue Recognition

Base rental income is recognized on a straight-line basis over the terms of the related leases, inclusive of leases which provide for scheduled rent increases or rent concessions. Differences between rental income earned and amounts due according to the respective lease agreements are credited or charged to deferred rent receivable, as applicable.

Tenant recoveries related to reimbursement of real estate taxes, insurance, repairs and maintenance and other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as we are generally the primary obligor with respect to purchasing goods and services from third-party suppliers, have discretion in selecting the supplier and bear the associated credit risk. Recoveries are billed monthly using estimated operating costs and an additional billing or a refund is made to tenants in the following year after actual operating expenses are determined.

Impairment of Long-Lived Assets

We assess the carrying value of investment property and related intangibles, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable in accordance with GAAP. Impairment losses are recorded on real estate assets held for investment when indicators of impairment are present and the future undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2014. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with U.S. generally accepted accounting principles, or U.S. GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to shareholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Accounting Standards Applicable to Emerging Growth Companies

We qualify as an “emerging growth company” pursuant to the provisions of the JOBS Act. Section 102(b)(1) of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with these new or revised accounting standards.  Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates.  If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Results of Operations

Comparison of year ended December 31, 2012 to the year ended December 31, 2011 for 5130 LLC

Revenues and Expenses

Rental revenues decreased $36,859, or 9.3%, to $398,067 for 2012 compared to $434,926 for 2011. The decrease in rental revenues is attributable to a reduction in the rent paid by a related party.

Expense reimbursements increased $2,759, or 1.9%, to $145,019 for 2012 compared to $142,260 for 2011. The increase in expense reimbursements is attributable to higher allocation of operating expenses to tenants.

General and administrative expenses increased $14,523, or 27.3%, to $67,716 for 2012 compared to $53,193 for 2011. The increase in general and administrative expenses is attributable to a one-time expense reduction in 2011 that was not received in 2012.  We expect our general and administrative expenses will increase in future periods as a percentage of revenues as we seek to acquire additional properties, incur professional fees and expenses associated with being a publicly traded company and develop the infrastructure needed to grow our company and be a publicly traded company.

Property operating expenses decreased $17,016, or 15.1%, to $95,878 for 2012 compared to $112,894 for 2011. The decrease in property operating expenses is attributable to higher than normal lawn and snow removal expenses in 2011.

Interest expense decreased $7,092, or 2.4%, to $301,737 for 2012 compared to $308,829 for 2011. The decrease in interest expense is attributable to a principal reduction of long term debt.

We expect our revenues, expense reimbursements and each category of expenses will increase on an absolute basis in the future as we seek to acquire additional properties, assume or refinance indebtedness in connection with the acquisitions and build the infrastructure necessary to grow our business. In 2011 and 2012, rents collected from related parties that represented 24% of the lease space were below market rental rates.  Management currently has this space marketed for lease and expects to increase the investment’s cash flow significantly upon leasing this space.

Comparison of quarter ended March 31, 2013 to the quarter ended March 31, 2012 for 5130 LLC

Revenues and Expenses

Rental revenues decreased $21,291, or 19%, to $92,101 for the quarter ended March 31, 2013 compared to $113,392  for the quarter ended March 31, 2012. The decrease in rental revenues is attributable to a reduction in the rent paid by a related party from whom no rents were received in 2013.

Expense reimbursements decreased $7,736, or 18%, to $34,300 for the quarter ended March 31, 2013 compared to $42,036 for the quarter ended March 31, 2012. The decrease in expense reimbursements is attributable to a reduction in the expense reimbursement paid by a related party from whom no reimbursements were received in 2013.

General and administrative expenses increased $24,030, or 92%, to $50,147 for the quarter ended March 31, 2013 compared to $26,117 for the quarter ended March 31, 2012. The increase in general and administrative expenses is attributable to an audit of 2012 and 2011 financial statements and communications and information technology services rendered in the first quarter of 2013.

Property operating expenses increased $496, or 2%, to $29,877 for the quarter ended March 31, 2013 compared to $29,381 for the quarter ended March 31, 2012. The increase in property operating expenses is attributable to slightly higher utility costs.

Interest expense decreased $1,742, or 2%, to $73,693 for the quarter ended March 31, 2013 compared to $75,435 for the quarter ended March 31, 2012. The decrease in interest expense is attributable to a principal reduction of long-term debt.

Results of operations for the quarter ended March 31, 2013 for Talon RE

Talon RE began operations in January 2013.  There was no revenue earned during the quarter ended March 31, 2013.  Total expenses of $115,960 were primarily the salaries of our employees and fees and expenses of our advisors related to the formation of Talon RE during the period.

Funds from Operations and Non-GAAP Reconciliation

The National Association of Real Estate Investment Trusts, or NAREIT, defines funds from operations, or FFO, as net income (loss) available to common shareholders computed in accordance with GAAP, excluding gains or losses from sales of operating real estate assets and extraordinary items, plus depreciation and amortization of operating properties. We intend to calculate FFO in a manner consistent with the NAREIT definition.

Management intends to use FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Because real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. In addition, securities analysts, investors, and other interested parties use FFO as the primary metric for comparing the relative performance of equity REITs. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs.

FFO should not be considered as an alternative to net income or other measurements under GAAP as an indicator of our operating performance or to cash flows from operating, investing or financing activities as a measure of liquidity. FFO does not reflect working capital changes, cash expenditures for capital improvements or principal payments on indebtedness.

Below is the calculation of FFO and the reconciliation to net income (loss), which we believe is the most comparable GAAP financial measure:

Reconciliation of Non-GAAP Pro Forma Financial Measures

In thousands (except per share)	Year Ended December 31, 2011	Year Ended December 31, 2012
Net (Loss) Income	$(293)	$(312)
Add: Depreciation and Amortization	254	244
Loss (Gain) on Sale or Disposal of Assets	—	—
Funds from Operations	$(38)	$(68)
Basic and diluted FFO income per share	$(0.00)	$(0.00)

In thousands (except per share)	Quarter Ended March 31, 2012	Quarter Ended March 31, 2013
Net (Loss) Income	$(68)	$(247)
Add: Depreciation and Amortization	61	61
Loss (Gain) on Sale or Disposal of Assets	—	—
Funds from Operations	$(7)	$(186)
Basic and diluted FFO income per share	$(0.00)	$(0.01)

Liquidity and Capital Resources

Liquidity is a measure of our ability to meet potential cash requirements, including commitments to repay borrowings, fund and maintain our operations and assets, acquire properties, make distributions to our shareholders and other general business needs. Due to the nature of our business, we anticipate we will generate positive cash flows from operations. In order to qualify as a REIT, we must distribute to our shareholders, each calendar year, at least 90% of our REIT taxable income.

Our short-term liquidity requirements consist primarily of funds needed to needed to pay for operating expenses and other expenditures directly associated with our properties and to pursue our strategy of near-term growth through acquisition of properties, including:

•

interest expense and scheduled principal payments on outstanding indebtedness,

•

general and administrative expenses,

•

future distributions expected to be paid to our shareholders and limited partners of the Operating Partnership, and

•

anticipated and unanticipated capital expenditures.

Our long-term liquidity requirements consist primarily of funds to pay for scheduled debt maturities, non-recurring capital expenditures that need to be made periodically and continued expansion of our business through acquisitions.  There are no present plans for material capital expenditures to improve, renovate or develop our current properties.  Although we plan to aggressively pursue acquisitions to grow our business, we are not a party to any agreement to purchase any additional properties and there is no assurance that we will be able to acquire additional properties in the future.

We historically have funded our operations primarily through cash flows from operations.  As of December 31, 2012, we had cash of $66,732.  Since then, we have raised an additional $215,000.   Since our available cash and cash flows from operations are not expected to provide us with adequate liquidity for the foreseeable future, we anticipate that we will undertake future debt or equity financings during the next year.

In the future, we anticipate using a number of different sources to finance our liquidity needs, including cash flows from operations, issuance of debt securities or equity securities (which might be common or preferred stock), private financings (such as additional bank credit facilities, which may or may not be secured by our assets), asset sales, seller financing, property-level mortgage debt, or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. Although we have successfully raised equity capital in the past, we cannot be assured that we will be able to continue to be successful in raising capital through issuance of securities.

Outstanding Indebtedness

5130 LLC, an entity in which our Operating Partnership owns a 49% interest and that owns an industrial complex, is party to a loan agreement secured by such industrial complex.  The loan agreement provides for two term loans, the A loan, with an original balance of $4.45 million, and the B loan, with an original balance of $300,000, with fixed interest rates of 6.049% per annum and 12.75% per annum, respectively, and a current weighted average loan rate of 6.488% on a combined balance of approximately $4.5 million.  The loans mature on April 8, 2017 and can be accelerated in certain circumstances, including if there is an event of default under the loan agreement.

Off Balance Sheet Arrangements

At December 31, 2012, we did not have any off-balance sheet arrangements.

Inflation

As of December 31, 2012, most of our leases required tenants to reimburse us for a share of our operating expenses.  As result, we are able to pass on much of any increases to our property operating expenses that might occur due to inflation by correspondingly increasing our expense reimbursement revenues.  During 2011 and 2012, inflation did not have a material impact on our revenues or net income.

Quantitative and Qualitative Disclosures about Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market-sensitive instruments. In pursuing our business plan, we expect that interest rate risk will be the primary market risk to which we will be exposed. As of the date of this filing, all of our outstanding debt had a fixed rate.

We may become exposed to the effects of interest rate changes as a result of floating rate debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 7, 2013, after giving effect to the transactions described elsewhere in this report, the number of shares of our common stock beneficially owned by each of the persons known by us to be beneficial owners of more than 5% of our common stock, each of our executive officers and directors and by all of our executive officers and directors as a group.  All persons have sole voting and dispositive power over such shares unless otherwise indicated.  As of June 7, 2013, we have 18,336,032 shares of common stock outstanding with 16,361,000 of such shares issued pursuant to the Formation Transactions and 375,000 of such shares issued in restricted stock grants to our directors and executive officers as described below.  Our Operating Partnership also has one limited partnership interest outstanding that is redeemable for one share of common stock.

Name and Address of Beneficial Owner	Number of Shares		Percentage of Outstanding Shares
Directors and Executive Officers:
MG Kaminski	10,030,000	(1)	54.7%
Eun Stowell	205,000	(2)	1.1%
Neil W. Brown	235,000	(3)	1.3%
Curtis Marks	60,000	(4)	*
Frank Elsenbast	60,000	(5)	*
All directors and executive officers as a group (5 persons)	10,590,000		57.8%

Other Beneficial Owners:
First Tracks, LLC	7,000,000	(6)	38.2%
Thomas F. Dougherty	2,040,000	(7)	11.1%

_________________

*

Less than one percent.

(1)

Includes 2,820,810 shares issuable to The Kaminski Trust in connection with our anticipated acquisition of the remaining 51% interest in 5130 LLC and 209,190 shares owned by The Kaminski Trust for which MG Kaminski and his wife, Brenda H. Kaminski, serve as trustee.  Also includes 7,000,000 shares owned by First Tracks, LLC which is wholly owned by Ms. Kaminski. Mr. Kaminski may be deemed to have shared voting and investment power over the shares held by the First Tracks, LLC, but disclaims beneficial ownership of such shares.

(2)

Includes 120,000 shares of restricted common stock that will vest ratably over 36 months, commencing one month following June 7, 2013.

(3)

Includes 60,000 shares of restricted common stock, of which 20,000 will vest immediately on June 7, 2013, 20,000 to vest on January 1, 2014 and the remaining 20,000 to vest on January 1, 2015.

(4)

Includes 60,000 shares of restricted common stock, of which 20,000 will vest immediately on June 7, 2013, 20,000 to vest on January 1, 2014 and the remaining 20,000 to vest on January 1, 2015.

(5)

Includes 60,000 shares of restricted common stock, of which 20,000 will vest immediately on June 7, 2013, 20,000 to vest on January 1, 2014 and the remaining 20,000 to vest on January 1, 2015.

(6)

First Tracks, LLC is wholly owned by Brenda H. Kaminski, the wife of MG Kaminski. The address for First Tracks, LLC is 80 South Eighth Street, Minneapolis, Minnesota, 55402.

(7)

Includes 500,000 shares owned by the First Tracks, LLC Irrevocable Trust FBO Mikhail Gregory Kaminski, 500,000 shares owned by the First Tracks, LLC Irrevocable Trust FBO Kylie Elizabeth Kaminski, 500,000 shares owned by the First Tracks, LLC Irrevocable Trust FBO Katrina Johanna Kaminski, and 500,000 shares owned by the First Tracks, LLC Irrevocable Trust FBO Colette Christine Kaminski (the “Kaminski Kid Trusts”), all for which Thomas F. Dougherty serves as the trustee. The address for Mr. Dougherty is 80 South Eighth Street, Minneapolis, Minnesota, 55402. Mr. Dougherty may be deemed to have shared voting and investment power over the shares held by the Kaminski Kid Trusts, but disclaims beneficial ownership of such shares.

DIRECTORS AND EXECUTIVE OFFICERS AND DIRECTOR INDEPENDENCE

Executive Officers

Set forth below is biographical information for our executive officers.  Each officer’s term of office will last until a successor has been duly elected and qualified, or until the officer’s earlier death, resignation or removal.

MG KAMINSKI:  Age 53, Chief Executive Officer and Director since June 7, 2013. Mr. Kaminski has over 25 years of experience in managed, leased, and constructed real estate. Prior to joining us, he served as President of a variety of real estate companies, including Kasa Real Estate, LLC, a real estate property management company, from December 2010 to June 7, 2013, WP Construction, LLC, a real estate construction company, from May 2006 to December 2012, Wayzata Properties, LLC, a real estate management company, from December 2003 to December 2011 and WP Brokerage, LLC, a leasing real estate company, from October 2005 to December 2010. Mr. Kaminski also has significant asset management experience, serving as President of Wayzata Capital Management, LLC from August 1996 to December 2012.  Mr. Kaminski’s qualifications to serve on our board of directors include, among other skills and qualifications, his extensive experience as a manager and in the real estate industry.

On May 18, 2012, the Hennepin County District Court appointed Colliers International as a receiver for the 555,945 sq. ft. Parkdale office park in St. Louis Park, MN.  The property is owned by Parkdale Properties, LLC., for which Mr. Kaminski served as chief manager.

On June 28, 2011, a court appointed Cassidy Turley as a receiver for the 67,000 sq. ft. Boatworks building in Wayzata, MN.  The property is owned by Bay Holdings, LLC, for which Mr. Kaminski served as chief manager.

EUN STOWELL:  Age 41, Chief Financial Officer since June 7, 2013. Prior to joining us, Ms. Stowell served as Chief Financial Officer at Talon Real Estate, LLC from April 1, 2013 to June 7, 2013 and as Chief Compliance Officer, Director of Finance and Accounting, and CDO Portfolio Manager at Castle Peak Capital Advisers, LLC, a private equity investment company and registered investment adviser, from December 2008 to April 2013. Prior to her work at Castle Peak Capital Advisers, Ms. Stowell was a portfolio manager among other various roles at GMAC-Rescap, LLC, a financial services company that focused on residential real estate loans and securities. Prior to that, she worked at a multi-strategy private investment firm and KPMG LLP.  Ms. Stowell holds an inactive CPA license from the state of Minnesota.

Directors

Set forth below is biographical information for each of our non-employee directors as of June 7, 2013. The following also includes information regarding our directors’ individual experience, qualifications, attributes and skills that led our board of directors to conclude that they should serve as directors.  Each director’s term of office will last until our next annual meeting of shareholders or until the director’s earlier death, resignation or removal.

NEIL W. BROWN:  Age 54, Director since June 7, 2013.  Prior to joining us, Mr. Brown served as Chief Risk Officer of TCF Financial Corporation, a national bank holding company based in Minnesota, from January 2012 to November 2012.  From 1998 to 2012, Mr. Brown served in various other roles at TCF, including President and Chief Operating Officer from 2007 to 2011 and Executive Vice President and Chief Financial Officer from 1998 to 2006.  Prior to joining TCF, Mr. Brown was an audit partner at KPMG in Minneapolis.

Mr. Brown’s qualifications to serve on our board of directors include, among other skills and qualifications, his financial accounting and risk management expertise and his experience in the management of publicly-traded companies developed during his service at TCF.

CURTIS MARKS: Age 52, Director since June 7, 2013. Mr. Marks serves as the President and Chief Executive Officer of Verifications Inc., an international employment screening and on-boarding company which he founded in February 1989 and which currently provides services to 48% of Fortune 100 companies. In that role, Mr. Marks primarily focuses on strategic planning, acquisitions, and developing business partners.  Prior to Verifications Inc., Mr. Marks served as Chief Executive Officer of Automated Telemarketing Services Inc., a software reseller.  Mr. Marks also has extensive experience owning and working with technology-focused companies in various industries.

Mr. Marks’ qualifications to serve on our board of directors include, among other skills and qualifications, his management and operational experience as well as his experience in founding, building, and owning various companies.

FRANK ELSENBAST: Age 47, Director since June 7, 2013. Mr. Elsenbast serves as the Chief Financial Officer of LodgeNet Interactive Corporation, an interactive media and connectivity services provider and a publicly traded company. In that role, Mr. Elsenbast is responsible for finance, investor relations, accounting, credit, information technology, facilities and contract administration. Prior to joining LodgeNet in 2010, Mr. Elsenbast was the Chief Financial Officer of ValueVision Media, a multichannel electronic retailer.

Mr. Elsenbast’s qualifications to serve on our board of directors include, among other skills and qualifications, his capabilities in financial understanding, investor relations and debt financing as well as his experience with public companies as Chief Financial Officer of LodgeNet Interactive Corporation and ValueVision Media.

On January 27, 2013, LodgeNet Interactive Corporation and all of its direct and indirect domestic subsidiaries filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York. Mr. Elsenbast was the Chief Financial Officer of LodgeNet at the time.

Director Independence

All of our directors, except for MG Kaminski are “independent” as that term is defined in Rule 5605(a) of the Nasdaq Stock Market Marketplace Rules, which is the standard for independence we have chosen for purposes of the disclosure required in this report by SEC rules (even though our common stock is not listed on the Nasdaq Stock Market).

Board Committees

Our board of directors has established an audit committee, a compensation committee and a governance and nominating committee. The following sets forth the membership of each of our committees.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
MG Kaminski
Neil Brown	**	*	*
Curtis Marks	*	**	*
Frank Elsenbast	*	*	**

** Designates the chairperson of each committee.

Audit Committee

Among other matters, our audit committee:

•

evaluates the qualifications, performance and independence of our independent auditor and reviews and approves both audit and nonaudit services to be provided by the independent auditor;

•

discusses with management and our independent auditors any major issues as to the adequacy of our internal controls, any actions to be taken in light of significant or material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

•

establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•

administers our investment and cash management policies; and

•

prepares the audit committee report that SEC rules require to be included in our annual proxy statement and annual report on Form 10-K.

Our board of directors has determined that Mr. Brown is our audit committee financial expert, as defined under the applicable rules of the SEC.

Compensation Committee

Our compensation committee reviews and approves on an annual basis the goals and objectives relevant to our Chief Executive Officer’s compensation and annually reviews the evaluation of the performance of our executive officers and approves our executive officers’ annual compensation.

Governance and Nominating Committee

Our governance and nominating committee identifies individuals qualified to become members of our board of directors, recommends individuals to our board for nomination as members of our board and board committees, and oversees the evaluation of our board of directors.

EXECUTIVE COMPENSATION

Overview

During 2011 and 2012, Guide Holdings provided “do-it-yourself” instructional manuals for residential electrical, plumbing, and remodeling applications through its operating subsidiary.  As described in Item 1.01 above, we divested ourselves of this business on June 7, 2013.  As described in Item 2.01 above, we currently operate as a real estate investment company focused on investing in office, industrial and retail properties located in significant metropolitan areas in the central and southwestern United States.  In connection with the divestiture of the historic Guide Holding’s business and transition to our current business, all directors and executive officers of the registrant changed to our current to our current directors and executive officers described above in Item 2.01.  We did not conduct our current business as described in this report during 2011 or 2012, and accordingly, did not pay any compensation to our current executive officers during or in respect of those years.  The information below in this “Executive Compensation” section summarizes material information about our executive compensation arrangements that will be in effect during 2013, subject to any applicable amendments pursuant to the terms of the arrangements summarized below.

Employment Agreements

MG Kaminski

We are party to an employment agreement with MG Kaminski, our Chief Executive Officer. The initial term of the agreement is for three years beginning on June 7, 2013, and the agreement will automatically renew for additional one-year terms unless terminated by us or Mr. Kaminski by providing at least 90 days written notice of termination prior to the end of the then-current term. Pursuant to the agreement, Mr. Kaminski will receive $23,660 in annual base salary for 2013. Thereafter, his base salary will be determined by our board of directors or the compensation committee and reviewed annually. Mr. Kaminski is eligible to receive bonus compensation in the form of cash and stock in the discretion of our board of directors or the compensation committee if he meets or exceeds performance goals mutually agreed upon by him and us. Such bonus compensation will be determined by our board of directors or the compensation committee on an annual basis.  As of the date of this report, we have not agreed on any performance goals for 2013 with Mr. Kaminski.

Mr. Kaminski’s employment agreement requires he not disclose our confidential information during the term of the agreement or thereafter. He also is prohibited from competing with us or soliciting any of our employees during the term of his employment with us and for a period of one year following termination of his employment.

Eun Stowell

We are party to an employment agreement with Eun Stowell, our Chief Financial Officer. The initial term of the agreement is for three years beginning on June 7, 2013, and the agreement will automatically renew for additional one-year terms unless terminated by us or Ms. Stowell by providing at least 90 days written notice of termination prior to the end of the then-current term. Pursuant to the agreement, Ms. Stowell’s annual base salary is $200,000 and will be reviewed annually and may be adjusted by us from time to time. Ms. Stowell is eligible to receive bonus compensation in the form of cash and stock in the discretion of our board of directors or compensation committee if she meets or exceeds performance goals mutually agreed upon by her and us. Such bonus compensation will be determined by our board of directors or compensation committee on an annual basis.  As of the date of this report, we have not agreed on any performance goals for 2013 with Ms. Stowell.

Pursuant to the agreement, we issued Ms. Stowell 120,000 restricted shares of our common stock.  These shares vest in 36 equal monthly installments following the date of grant.

If Ms. Stowell’s employment with us is terminated during the term by us for any reason other than cause, or by Ms. Stowell for good reason, then we will pay Ms. Stowell a lump sum payment equal to 100% of her annual base salary as of the termination date. “Cause” is defined in the agreement to include: (1) an intentional act of fraud, embezzlement, theft or any other material violation of law; (2) intentional damage to us or our subsidiaries’ assets; (3) the willful and continued failure to substantially perform required duties for us (other than as a result of incapacity due to physical or mental illness); or (4) willful conduct that is demonstrably and materially injurious to us. “Good reason” is defined in the agreement to include: (1) a material breach by us of any terms and conditions of Ms. Stowell’s employment agreement; or (2) a material reduction of Ms. Stowell’s salary.  Ms. Stowell is required to sign a release of claims in connection with receiving any payments described in this paragraph.

Ms. Stowell’s employment agreement requires her not disclose our confidential information during the term of the agreement or thereafter. She also is prohibited from competing with us or soliciting any of our employees during the term of her employment with us and for a period of one year following termination of her employment.

2013 Equity Incentive Plan

On June 7, 2013, we adopted our 2013 Equity Incentive Plan, known as our 2013 Plan, subject to shareholder approval which we anticipate receiving in 2013.  The 2013 Plan will become effective upon shareholder approval and will terminate on the earliest of (i) the tenth anniversary of its effective date, (ii) the date on which all shares subject to the 2013 Plan are distributed, or (iii) the date our board of directors terminates the 2013 Plan. The purposes of the 2013 Plan are to attract and retain the best available personnel, to provide them with additional incentives and to align their interests with those of our shareholders. The material terms of the 2013 Plan are summarized below.

Share Reserve. Upon the effective date of the 2013 Plan, an aggregate of 1,500,000 shares of our common stock will initially be reserved for issuance pursuant to the plan.  The number of shares of our common stock reserved for issuance under the 2013 Plan will automatically increase on January 1 of each year, starting on January 1, 2014 and continuing through January 1, 2023, by the lesser of (a) 3% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or (b) such number of shares of our common stock as determined by our board of directors. The aggregate number of shares subject to stock options and stock appreciation rights granted during any calendar year to any one participant will not exceed 1,000,000 shares.

Shares subject to awards under the 2013 Plan that are forfeited, expire, settled for cash, surrendered pursuant to an exchange program or otherwise do not result in the issuance of all or a portion of the shares subject to such award will, to the extent of such forfeiture, expiration, cash settlement, surrender or non-issuance, again become available for grant under the 2013 Plan. Shares that are tendered by a participant or withheld by our company to pay the exercise price of an option or withholding taxes in connection with an award also shall again become available for awards under the 2013 Plan.

Administration of Plan. The 2013 Plan will be administered by two or more non-employee directors designated by our board of directors who (i) satisfy the independence requirements for applicable stock exchange listing rules (if any), (ii) are “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and (iii) are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. Our board of directors has designated our compensation committee to administer the 2013 Plan, except that our board of directors will administer the 2013 Plan in connection with awards made to non-employee directors. Subject to the terms of the 2013 Plan, the compensation committee will have the authority to, among other things, interpret the 2013 Plan and determine who will be granted awards under the 2013 Plan, the types of awards granted and the terms and conditions of the awards, including the number of shares covered by awards, the exercise price of awards and the vesting schedule or other restrictions applicable to awards. The compensation committee also will have the power to make any determinations and take any action necessary or desirable for the administration of the 2013 Plan.

To the extent permitted by law and applicable stock exchange rules, the 2013 Plan permits the compensation committee to delegate its authority under the 2013 Plan to one or more of its members or, with respect to awards made to individuals who are neither non-employee directors nor executive officers of our company, to one or more of our directors or executive officers.

Eligibility. Our employees, non-employee directors and consultants and advisors who provide services to us are eligible to receive awards under the 2013 Plan. Incentive stock options may be granted only to our employees.

Awards. The 2013 Plan allows us to grant stock options, stock appreciation rights (or SARs), restricted stock, stock units, other stock-based awards and cash incentive awards. Each award will be evidenced by an agreement with the award recipient setting forth the terms and conditions of the award, except for awards that involve only the immediate issuance of unrestricted shares of our common stock. Awards under the 2013 Plan will have a maximum term of ten years from the date of grant. The compensation committee may provide that the vesting or payment of any award will be subject to the attainment of specified performance measures in addition to the satisfaction of any continued service requirements, and the compensation committee will determine whether such measures have been achieved. The compensation committee may generally amend the terms of any award previously granted, except that no stock option or SAR may be amended to decrease its exercise price or in any other way be “repriced” without the approval of our shareholders, and no award may be amended in a way that materially impairs the rights of a participant without the participant’s consent (unless the amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy adopted by our board of directors or the compensation committee).

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Stock Options. Stock options permit the holder to purchase a specified number of shares of our common stock at a set price during a specified period of time. Options granted under the 2013 Plan may be either incentive or nonqualified stock options. The per-share exercise price of options granted under the 2013 Plan generally may not be less than the fair market value of a share of our common stock on the date of grant.

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Stock Appreciation Rights. SARs provide for payment to the holder of all or a portion of the excess of the fair market value of a specified number of shares of our common stock on the date of exercise over a specified exercise price. The per share exercise price of SARs granted under the 2013 Plan generally may not be less than the fair market value of a share of our common stock on the date of grant. Payment of an SAR may be made in cash or shares of our common stock or a combination of both, as determined by the compensation committee.

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Restricted Stock. Restricted stock awards are awards of shares of our common stock that are subject to transfer restrictions and forfeiture conditions until such time as the shares vest, as determined by the compensation committee. Recipients of a restricted stock award will have the rights of a shareholder except as limited by the 2013 Plan or the award agreement.

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Stock Units. Stock units provide the holder with the right to receive, in cash or shares of our common stock or a combination of both, the fair market value of a share of our common stock and will be subject to such vesting and forfeiture conditions and other restrictions as the compensation committee determines.

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Other Stock-Based Awards. The compensation committee, in its discretion, may grant stock and other awards that are valued by reference to and/or payable in whole or in part in shares of our common stock under the 2013 Plan. The compensation committee will set the terms and conditions of such awards.

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Cash Incentive Awards. A cash incentive award is to be a performance-based award the payment of which is contingent upon the degree to which one or more specified performance goals have been achieved over the relevant performance period. Payment of a cash incentive award may be made in cash, in shares of our common stock, in other forms of awards under the 2013 Plan, or in some combination of these alternatives.

Dividends and Dividend Equivalents. Dividends or distributions on unvested shares of restricted stock will generally be subject to the same restrictions as the underlying shares, but the compensation committee may permit the payment of unrestricted regular cash dividends on restricted stock awards. Stock unit awards and other stock-based awards may, at the discretion of the compensation committee, provide the holder with the right to receive dividend equivalent payments with respect to the units or other share equivalents subject to the award based on dividends actually declared on outstanding shares.

Substitute Awards. The compensation committee may grant awards under the 2013 Plan in substitution for awards granted by another entity acquired by our company or with which our company combines, and such awards will not count against the 2013 Plan’s share reserve. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the 2013 Plan.

Performance Awards. Under the 2013 Plan, our compensation committee may structure any “full value award” (an award other than an option, SAR or cash incentive award) or any cash incentive award in a manner designed to qualify the award as performance-based compensation that is not subject to the $1,000,000 limitation on the federal income tax deductibility of compensation paid to any covered executive officer that is imposed by Section 162(m) of the Code. To so qualify these awards, our compensation committee will condition the vesting and payment of the awards on the achievement of pre-established performance goals during a designated performance period. The number of shares of our common stock that may be the subject of such performance-based full value awards granted to a participant in any calendar year will not exceed 1,000,000 shares. The amount payable with respect to any such performance-based cash incentive awards and performance-based full value awards denominated other than in shares or share equivalents that are granted to any participant in any calendar year may not exceed $5,000,000 multiplied by the number of full or partial years in the applicable performance period.

Transferability. Awards granted under the 2013 Plan generally are not transferable except by will or the laws of descent and distribution or to an appropriately designated beneficiary. The compensation committee may, however, permit the transfer of awards other than incentive stock options pursuant to a qualified domestic relations order or by way of gift to a family member.

Termination of Service. Unless otherwise provided in an award agreement or in connection with a change in control of our company, the effect of a termination of a participant’s service with our company will be as described in this paragraph. Upon termination for cause, all unvested awards and all unexercised stock options and SARs will be forfeited. Upon termination due to death or disability, any award will immediately become vested and exercisable in full and options and SARs will remain exercisable for twelve months after the date of termination. Upon termination for any other reason, the then currently vested and exercisable portion of any option or SAR will remain exercisable for three months after termination (unless the participant dies during that three-month period, in which case the post-termination exercise period will be extended to twelve months). After giving effect to any accelerated vesting as provided above, all unvested and unexercisable portions of outstanding awards will be forfeited in connection with a termination of service.

Change in Control. Unless otherwise provided in an award agreement, if a change in control, as defined below, occurs that involves a sale of all or substantially all of our assets or a merger, consolidation, reorganization or statutory share exchange involving our company, our board of directors or compensation committee are to take one or more of the following actions with respect to outstanding awards under the 2013 Plan:

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Arrange for the surviving or successor entity to continue, assume or replace some or all of the outstanding awards under the 2013 Plan.

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Accelerate the vesting and exercisability of outstanding awards prior to and conditioned upon the occurrence of the event and provide that unexercised options and SARs will be terminated at the effective time of the event.

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Cancel any outstanding award in exchange for payment to the holder of the amount of the consideration that would have been received in the event for the number of shares subject to the award, less the aggregate exercise price (if any) of the award.

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Provide that if an award is continued, assumed or replaced in connection with such an event and if within 18 months after the event a participant experiences an involuntary termination of service other than for cause, the participant’s outstanding awards will vest in full, will immediately become fully exercisable and will remain exercisable for one year following termination.

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Make adjustments to awards as described below under the caption “Adjustment of Awards.”

Under the 2013 Plan, a “change in control” generally occurs if (i) any person or group becomes the beneficial owner of more than 50% of the voting power of our equity securities; (ii) a majority of our board of directors no longer consists of (1) individuals who are members of our board of directors on the effective date of the 2013 Plan or (2) individuals who are elected subsequent to the effective date and whose initial election or nomination was approved by at least a majority of the directors described in clause (1) or (2); or (iii) the consummation of any reorganization, merger, consolidation or statutory share exchange involving us or a sale or other disposition of all or substantially all of our assets, unless more than 50% of the voting power of the then outstanding shares of voting stock of the buyer or surviving party in the transaction is beneficially owned in substantially the same proportions by persons who were beneficial owners of our voting securities before the transaction.

Dissolution or Liquidation. Unless otherwise provided in an award agreement, in the event our shareholders approve our complete dissolution or liquidation, all outstanding awards will vest and become fully exercisable, and will terminate immediately prior to the consummation of such dissolution or liquidation.

Adjustment of Awards. In the event of an equity restructuring that affects the per share value of our common stock, including a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the compensation committee will make appropriate adjustment to: (1) the number and kind of securities reserved for issuance under the 2013 Plan, (2) the number and kind of securities subject to outstanding awards under the 2013 Plan, (3) the exercise price of outstanding options and SARs, and (4) any maximum limitations prescribed by the 2013 Plan as to grants of certain types of awards or grants to individuals with respect to certain types of awards. The compensation committee may also make similar equitable adjustments in the event of any other change in our company’s capitalization, including a merger, consolidation, reorganization or liquidation.

Amendment and Termination. Unless earlier terminated, the 2013 Plan will automatically terminate ten years after its effective date, which we expect will be shortly before the completion of this offering. In addition, our board of directors may terminate, suspend or amend the 2013 Plan at any time, but, in general, no termination, suspension or amendment may materially impair the rights of any participant with respect to outstanding awards without the participant’s consent (unless such action is necessary to comply with applicable laws or stock exchange rules). Awards that are outstanding on the 2013 Plan’s termination date will remain in effect in accordance with the terms of the 2013 Plan and the applicable award agreements. Shareholder approval of any amendment of the 2013 Plan will be obtained if required by applicable law or the rules of the applicable stock exchange.

Registration. We intend to file with the SEC a registration statement on Form S-8 covering the shares of our common stock issuable under the 2013 Plan.

Director Compensation

As of June 7, 2013, we adopted our director compensation plan.  Under the plan, in addition to reimbursing directors for their out-of-pocket expenses in connection with attending meetings of our board of directors and board committees, we grant each non-employee director 60,000 shares of restricted common stock upon election to the board, with 20,000 shares vesting on the date of grant and the balance vesting in two equal amounts on January 1 of the calendar years following the date of grant.  We provide no compensation to our employee directors for service on our board of directors or committees of the board.

Our current directors did not receive any compensation in 2012 for services as directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During July 2003, Guidebook, our wholly owned subsidiary, issued promissory notes to our executive officers in consideration for cash received of $57,900.  On December 31, 2009, Guidebook and such officers agreed to modify the terms of the notes such that monthly payments were no longer required.  The new repayment terms were that all unpaid principal and accrued interest was payable in full on December 31, 2015.  The notes accrue interest at 6% per annum.  As of May 20, 2013, the principal amount due was $97,673, and accrued interest was $12,006.  Payments may be made earlier than due, without any penalties.  On June 7, 2013, pursuant to the terms of our divesture of the Guidebook business described above, Kim McReynolds will purchase and own all the outstanding shares of Guidebook.

We have lease agreements for space in our Maple Plain properties with Outside Services & Storage LLC (“Outside Services”), an entity owned by MG Kaminski, our Chief Executive Officer.  For the fiscal year ended December 31, 2012, we received from Outside Services approximately $53,701 in below market value rental payments, and we have received no rents from Outside Services for 2013.

Our company has a general services agreement with Outside Services for lawn care, snow removal, and maintenance services.  The total cost of these services was $36,106 in 2012 and $15,831 in the first quarter of 2013.  Our company also had a management agreement with Kasa Real Estate, LLC, a related party, for management services until May 2013.  The total amount paid for such services was $34,483 in 2012 and $6,146 in the first quarter of 2013.

MG Kaminski has a guaranty agreement for the benefit of the lender on both loans to 5130 LLC with a current combined balance of $4.5 million.  MG Kaminski, as guarantor under the terms of the loan agreement, guarantees payment and performance to the lender for which he is personally liable for a portion of the debt equal to $950,000.  He will also be personally liable for any losses due to fraud or intentional misrepresentation, misapplication or misappropriation of rents, tenant deposits, and insurance proceeds, as well as failure to pay taxes.

Pursuant to the Formation Transactions, certain of our officers and directors will acquire shares of our common stock. Eun Stowell, our Chief Financial Officer, and Neil Brown, our director, will acquire 85,000 and 175,000 shares of our common stock respectively.  The Kaminski Trust, for which MG Kaminski and his wife serve as trustee, will acquire 3,030,000 shares of our common stock, and First Tracks, LLC, which is wholly owned by the wife of Mr. Kaminski, will acquire 7,000,000 shares of our common stock. This description does not purport to be complete and is qualified in its entirety by reference to the contribution agreements, which are attached as Exhibits 2.3, 2.4 and 2.5 to this report and are incorporated herein by reference.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The common stock of our predecessor, Guide Holdings, Inc., was listed for quotations on the OTCBB on December 28, 2010, under the symbol “GHGD.”  Our shares of common stock will continue to be quoted on the OTCBB, subject to our continued satisfaction of the requirements for quotation.  There currently is no established trading market for shares of our common stock.  Management cannot give any assurance that any market for our common stock will develop or be maintained.  If an established trading market ever develops in the future, the sale of shares of our common stock that are deemed to be “restricted securities” pursuant to Rule 144 under the Securities Act of 1933, as amended, by members of management or others may have a substantial adverse impact on any such market. All current holders of shares of our common stock have satisfied the six-month holding period requirement of Rule 144.

The following table sets forth, for the periods indicated over the last two years, the high and low closing bid quotations, as reported by the OTC Bulletin Board, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	Closing Bid
	High	Low
2011
January 3 – February 18	NONE	NONE
February 22 – March 31	0.65	0.60
(after a 1 for 3 reverse split)
April 1 – June 30	0.60	0.60
July 1 – September 30	0.60	0.60
October 3 – December 30	0.60	0.60
2012
January 3 – March 30	0.60	0.60
April 2 – June 29	0.60	0.60
July 2 – September 28	0.60	0.60
October 1 – December 31	0.60	0.60
2013
January 2 - March 29	0.60	0.60
April 1 – June 7	0.60	0.60

These prices were obtained from the National Quotation Bureau, Inc. and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Holders

As of June 7, 2013, we had approximately 108 shareholders of record.

Dividends

Our predecessor did not declare any cash dividends.  We intend to elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2014.  In connection with electing to be taxed to qualify as a REIT, each year we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to the sum of:

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

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90% of our after-tax net income, if any, from foreclosure property, minus

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the sum of certain items of non-cash income.

If we elect to be taxed as a REIT, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the shareholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

If we elect to be taxed as a REIT, we will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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any undistributed taxable income from prior periods.

It is possible that we may not have sufficient cash to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

Equity Compensation Plans

As of December 31, 2012, neither we nor our predecessor had any compensation plans under which equity securities were authorized for issuance.  For a description of our 2013 Equity Incentive Plan, see the section above under the heading “Executive Compensation—2013 Equity Incentive Plan.”  Promptly after filing this report, we intend to file with the SEC a registration statements on Form S-8 covering the shares of our common stock authorized for issuance under our 2013 Equity Incentive Plan.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of our capital stock. It does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of our articles of incorporation and bylaws, copies of which are attached hereto and incorporated herein by reference.

Authorized Capital

Our authorized capital stock consists of: (1) 90,000,000 shares of common stock and (2) 10,000,000 shares of preferred stock. As of June 7, 2013, there were approximately 108 holders of record of our common stock and no holders of preferred stock. As of June 7, 2013, after giving effect to the transactions described in this report, we had 18,336,032 shares of common stock and no shares of preferred stock outstanding, assuming conversion of all common units exchangeable into shares of our common stock.  We also have one outstanding limited partnership interest in our Operating Partnership that is redeemable for one share of common stock.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote for all purposes and cumulative voting is not permitted in the election of directors. Matters to be voted upon by the holders of common stock require the affirmative vote of a majority of the shares present at the particular shareholders meeting.

Dividend Rights

Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of assets legally available therefor. See “Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Dividends” for information regarding distributions required to be taxed as a REIT.

Preemptive Rights

There are no preemptive, subscription, conversion or redemption rights pertaining to our common stock. The absence of preemptive rights could result in a dilution of the interest of investors should additional shares of common stock be issued.

Preferred Stock

Our articles of incorporation provides that we may issue up to 10,000,000 shares of preferred stock in one or more series as may be determined by our board of directors. Our board has broad discretionary authority with respect to the rights of any new series of preferred stock and may establish the following with respect to the shares to be included in each series, without any vote or action of the shareholders:

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the number of shares;

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the designations, preferences and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences; and

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any qualifications, limitations or restrictions.

We believe that the ability of our board to issue one or more series of preferred stock will provide flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise. The authorized shares of preferred stock, as well as authorized and unissued shares of common stock, will be available for issuance without action by the holders of common stock, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

Our board may authorize, without shareholder approval, the issuance of preferred stock with voting and conversion rights that could adversely affect the voting power and other rights of holders of common stock. Although our board has no current intention of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt of our company. Any issuance of preferred stock therefore could have the effect of decreasing the market price of our common stock.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through attribution, by five or fewer individuals (for this purpose, the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

In the event we elect to be taxed as a REIT under the Code, we will amend our articles so it contains restrictions on the ownership and transfer of our stock that are intended, among other purposes, to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our articles would provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 10% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of equity securities, excluding any shares of equity securities that are not treated as outstanding for federal income tax purposes. We refer to this restriction as the “ownership limit.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “purported owner.”

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 10% of our equity securities (or the acquisition of an interest in an entity that owns, actually or constructively, our equity securities) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 10% in value or in number of shares (whichever is more restrictive) of our outstanding equity securities and thereby violate the ownership limit.

In the event we elect to be taxed as a REIT under the Code, our board of directors may, in its sole and absolute discretion exempt the ownership limit with respect to a particular person if doing so (i) would not result in us being “closely held” within the meaning of Section 856(h) of the Code, or would otherwise result in us failing to quality as a REIT; and (ii) determines that, subject to certain exceptions, such person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 10% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of our exemption, our board of directors may require an opinion of counsel or IRS ruling satisfactory to our board of directors in its sole and absolute discretion in order to determine or ensure our status as a REIT or such representations or undertakings as our board deems appropriate. Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception. Our board of directors expects to grant to MG Kaminski, our Chief Executive Officer and his affiliates, an exemption from the ownership limits, subject to various conditions and limitations.  Under no circumstances would our board of directors be obligated to consider a request for exemption from the ownership limit.

If elected our amended articles provisions would further prohibit:

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any person from actually, beneficially or constructively owning shares of our stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code; and

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any person from transferring shares of our stock to the extent such transfer, if effective, would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

If we elect to be taxed as a REIT under the Code, any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

If we elect to be taxed as a REIT under the Code, pursuant to our anticipated amended articles, if any purported transfer or acquisition of our stock occurs which, if effective, would result in any person beneficially or constructively owning equity securities in violation of the ownership limit or would result in us being “closely held” within the meaning of Section 856(h) of the Code or otherwise failing to qualify as a REIT, then:

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that number of equity securities being transferred or acquired that otherwise would cause such violation (rounded up to the nearest whole share) shall be automatically transferred to a trust for the benefit of charitable organizations selected by us, effective as of the close of business on the business day prior to the date of the transfer or acquisition, and the purported owner of such common stock shall acquire no rights in such securities; or

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if the transfer to the trust described above would not be effective for any reason to prevent the violation, then the acquisition or transfer of that number of equity securities that otherwise would cause the violation (rounded up to the nearest whole share) shall be void and of no force or effect and the purported owner shall acquire no rights in such securities.

Transfers to the trust described above would occur automatically and without further action of our company or any other person.  The trustee of the trust would have all voting rights and rights to dividends with respect to the equity securities held in the trust, which rights shall be exercised for the exclusive benefit of the charitable organizations selected by us.  The trustee would be designated by us and would be unaffiliated with us and with any purported owner.  Subject to Utah law, effective as of the date the equity securities have been transferred to the trust, the trustee would have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by a purported owner with respect to the equity securities prior to our discovery that the equity securities were transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee.  However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.  Notwithstanding the foregoing, if any transfer or acquisition of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer or acquisition will be void and of no force or effect and the purported owner shall acquire no rights in the stock.

Within 20 days of receiving notice from us that shares of equity securities have been transferred to the trust, the trustee of the trust shall use best efforts to sell the shares held in the trust to a person, designated by the trustee, whose ownership of the equity securities will not violate the ownership limit and transfer restrictions described above.  Upon such sale, the interest of the charitable organization in the equity securities sold will terminate and the trust must distribute the net proceeds of the sale to the purported owner and to the charitable organization.  The purported owner of record of the shares shall receive the lesser of:

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the price paid by the purported owner of record for the equity securities or, if the purported owner of record did not give value for the securities, the market price of the equity securities on the day of the event causing the securities to be held in the trust; and

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the price per share received by the trust from the sale or other disposition of the equity securities held in the trust, net of any commissions and other expenses of sale.

Any net sales proceeds in excess of the amount payable to the purported owner of record will be immediately paid to the charitable organization, together with any dividends or other distributions thereon.  If, prior to the discovery by us that shares of equity securities have been transferred to the trust, such securities are sold by a purported owner of record then:

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the equity securities will be deemed to have been sold on behalf of the trust;

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the proceeds of the sale will be deemed to be held by the purported owner as a agent for the trust; and

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to the extent that the purported owner of record received an amount for the equity securities that exceeds the amount that the purported owner of record was entitled to receive as described above, the excess must be paid to the trustee upon demand.

Except with respect to equity securities whose transfer to a trust has been effected in accordance with our articles, we would have the right, but not the obligation, to redeem any equity securities that are acquired or transferred, or are attempted to be acquired or transferred, in violation of the ownership limit or transfer restrictions described above, at a price per share equal to the lesser of (i) the market price per share of the series of equity securities that created such violation or attempted violation on the date of such violation or attempted violation and (ii) the market price per share of the series of equity securities to which such equity securities relate on the date we, or our designee, gives notice of redemption.  We would have the right to redeem any common stock for a period of 90 days after the later of the date of the acquisition or transfer or attempted acquisition or transfer or the date our board of directors determines in good faith that an acquisition or transfer or attempted acquisition or transfer has occurred, if we do not receive a notice of the transfer required by our articles.

Subject to the foregoing, if our board of directors at any time determines in good faith that a transfer or other event has taken place that results in a violation of the ownership limit or transfer restrictions described above or that a person intends to acquire, has attempted to acquire or may acquire ownership of any equity securities in violation of the ownership limit or such restrictions (whether or not such violation is intended), our board may take such action as it deems advisable to refuse to give effect to or to prevent the acquisition, transfer or other event, including, but not limited to, causing our company to redeem common stock, refusing to give effect to the acquisition, transfer or other event on the books of our company, or instituting proceedings to enjoin the acquisition, transfer or other event.

Any person who acquires or transfers, or attempts or intends to acquire or transfer, equity securities in violation of the ownership limit or transfer restrictions described above, and any person who is a purported owner of equity securities, must immediately give written notice or, in the event of a proposed, intended or attempted acquisition or transfer or other event that would give rise to ownership in violation of the ownership limit or transfer restrictions described above, give at least 15 days’ prior written notice to us of such event, and must provide must such other information as we may request in order to determine the effect, if any, of the acquisition or transfer on our status as a REIT (assuming we elect to be taxed as a REIT).  If we elect to be taxed as a REIT under the Code, every owner of equity securities must, on demand, provide us in writing the information regarding their ownership of equity securities that we may be required to obtain pursuant to regulations under the Code.  If we elect to be taxed as a REIT under the Code, each owner of equity securities who is holding equity securities must provide us any additional information that we may request in order to determine the effect, if any, of the person’s ownership on our status as a REIT or to comply with the requirements of any taxing authority or governmental agency.

If we elect to be taxed as a REIT under the Code, any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

If we elect to be taxed as a REIT under the Code, these restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our shareholders otherwise believe to be in their best interest.

Lock-Up Agreement

The Kaminski Trust, for which MG Kaminski serves as a trustee, has entered into a lock-up agreement with us pursuant to which it, for a period of 12 months after June 7, 2013, may not, without our prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement.

Rule 144

The 16,361,000 shares of our common stock acquired by MG Kaminski and others in the Formation Transactions are “restricted” securities that are subject to certain restrictions under Rule 144 of the Securities Act (“Rule 144”).

In general, under Rule 144, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the other provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corp., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121 telephone, (801) 274-1088.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF

OUR OPERATING PARTNERSHIP

The following is a summary description of the material terms and provisions of the Limited Partnership Agreement of TALON OP, L.P. (the “Partnership Agreement”). It does not purport to be complete and is subject to, and is qualified in its entirety by, the provisions of the Partnership Agreement, a copy of which is filed as Exhibit 10.9 to this current report on Form 8-K and incorporated herein by reference.

General

Following the completion of the Formation Transactions, substantially all of our assets will be held by, and our operations will be conducted through, Talon OP L.P., or the Operating Partnership. We are the sole general partner of the Operating Partnership, and, as such, we will generally have the exclusive power to manage and conduct the business and affairs of the Operating Partnership, subject to certain limited approval and voting rights of the limited partners, which are described more fully below.  Following the Formation Transactions, we will own 99.99% of the partnership interests of the Operating Partnership, and MG Kaminski, our Chief Executive Officer, will own 0.01% of such interests.  We do not intend to list any Operating Partnership units on any exchange or any national market system.

Our Structure

The following diagram depicts our expected ownership structure upon completion of the Formation Transactions:

Purpose, Business and Management

The Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the Minnesota Uniform Limited Partnership Act (“MULPA”), including (1) to conduct the business of acquisition, ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, conveyance and exchange of its assets or properties, (2) to acquire and invest in any securities and/or loans relating to its assets or properties, (3) to enter into any partnership, joint venture, business trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the MULPA, or to own interests in any entity, including any subsidiary, engaged in any business permitted by or under the MULPA and (iv) to do anything necessary or incidental to the foregoing. However, the Operating Partnership may not, without our specific consent, which we may give or withhold in our sole and absolute discretion, take, or refrain from taking, any action that, in our judgment, in our sole and absolute discretion:

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could adversely affect our ability to continue to qualify as a REIT;

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could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

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could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or the Operating Partnership; or

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could cause us to not be in compliance in all material respects with any covenants, conditions or restrictions placed on us pursuant to an agreement to which we are a party.

We will manage the business and affairs of the Operating Partnership, in our capacity as the sole general partner of the Operating Partnership. Except as otherwise expressly provided in the Partnership Agreement and subject to the rights of holders of any class or series of Operating Partnership interests, all management powers over the business and affairs of the Operating Partnership are exclusively vested in us, in our capacity as the sole general partner of the Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise control or management power over the Operating Partnership's business and affairs. We may not be removed as the general partner of the Operating Partnership, with or without cause, without our consent, which we may give or withhold in our sole and absolute discretion. In addition to the powers granted to the general partner under applicable law or any provision of the Partnership Agreement, but subject to certain rights of holders of any class or series of Operating Partnership interests, we, in our capacity as the general partner of the Operating Partnership, have the full and exclusive power and authority to do or authorize all things that we deem necessary or desirable to conduct the business and affairs of the Operating Partnership, to exercise or direct the exercise of all of the powers of the Operating Partnership and the general partner under the MULPA and the Partnership Agreement and to effectuate the purposes of the Operating Partnership without the approval or consent of any limited partner. With limited exceptions, we may execute, deliver and perform agreements and transactions on behalf of the Operating Partnership without the approval or consent of any limited partner.

Restrictions on the General Partner's Authority

Without the consent of a majority in interest of the limited partners, we may not (i) take any action that would make it impossible to carry on the ordinary business of the Operating Partnership, (ii) perform any act that would subject a limited partner to liability as a general partner in any jurisdiction or any other liability except as provided under the Partnership Agreement or under the MULPA or (iii) take any action in contravention of an express prohibition or limitation of the Partnership Agreement. We may not, without the prior consent of the partners of the Operating Partnership, amend, modify or terminate the Partnership Agreement, except for certain amendments that we may approve without the approval or consent of any limited partner, described in "—Amendment of the Partnership Agreement," and certain amendments described below that require the approval of each affected partner.

Without the consent of each affected limited partner, we may not enter into any contract, mortgage, loan or other agreement that expressly prohibits or restricts us or the Operating Partnership from performing our specific obligations in connection with a redemption of common units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the Partnership Agreement, we may not, without the consent of each affected limited partner, amend the Partnership Agreement or take any other action that would:

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convert a limited partner interest into a general partner interest;

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modify the limited liability of a limited partner;

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alter the rights of any partner to receive the distributions to which such partner is entitled, or alter the allocations specified in the Partnership Agreement, except to the extent permitted by the Partnership Agreement in connection with, among other things, the issuance of any partnership interests;

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alter or modify the redemption rights of holders of common units or the related definitions specified in the Partnership Agreement; or

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remove, alter or amend certain provisions of the Partnership Agreement relating to the requirements for us to qualify as a REIT or to taxes on us under Sections 857 or 4981 of the Code.

Additional Limited Partners

We may cause the Operating Partnership to issue additional units or other partnership interests and to admit additional limited partners to the Operating Partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner, including:

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upon the conversion, redemption or exchange of any debt, units or other securities issued by the Operating Partnership;

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for less than fair market value;

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in connection with any merger of any other entity with the Operating Partnership or a subsidiary of the Operating Partnership; or

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in consideration for services rendered to or for the benefit of the Operating Partnership.

The Operating Partnership may issue common units and additional partnership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including terms that may be senior or otherwise entitled to preference over the common units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner. Without limiting the generality of the foregoing, we may specify, as to any class or series of partnership interests:

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the allocations of items of partnership income, gain, loss, deduction and credit to such class or series of partnership interest;

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the right of such class or series of partnership interest to share, on a junior, preferred or pari passu basis, in distributions;

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the rights of such class or series of partnership interest upon dissolution and liquidation of the Operating Partnership;

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the voting rights, if any, of such class or series of partnership interests;

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the conversion, redemption or exchange rights applicable to such class or series of partnership interests; and

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any vesting conditions applicable to such class or series of partnership interests.

Ability to Engage in Other Businesses; Conflicts of Interest

We may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of the Operating Partnership, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to us or the Operating Partnership and such activities as are incidental to those activities referred to above. In general, we must make any funds from sales of securities, or financings or refinancing available to the Operating Partnership whether as capital contributions, loans or otherwise, as appropriate.

Distributions

The Operating Partnership will make distributions at such times and in such amounts as we may, in our sole and absolute discretion, determine:

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first, with respect to any class(es) of partnership interests that are entitled to any preference in distribution, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

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second, with respect to any class(es) of partnership interests that are not entitled to any preference in distribution, including the common units, in accordance with the rights of the holders of such class(es) of partnership interests, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Distributions payable with respect to any partnership interests that were not outstanding during the entire period in respect of which a distribution is made may, in our discretion, be prorated based on the portion of the period that such partnership interests were outstanding.

Allocations

Net income or net loss of the Operating Partnership will generally be allocated to us, as the general partner, and to the limited partners in accordance with our and the limited partners' entitlement to distributions under the Partnership Agreement. The allocations of taxable income and loss are subject to federal income tax rules and may differ from the allocation of net income or net loss.

Borrowing by the Operating Partnership

We may cause the Operating Partnership to borrow money and to issue and guarantee debt as we deem necessary or advisable for the conduct of the activities of the Operating Partnership. Such debt may be secured by, among other things, mortgages or deeds of trust on the properties of the Operating Partnership.

Reimbursements of Expenses; Transactions with the General Partner and its Affiliates

We will not receive any compensation for our services as the general partner of the Operating Partnership. We have the same right to distributions as other holders of common units. In addition, the Operating Partnership must reimburse us and our subsidiaries for all amounts expended by us or our subsidiaries in connection with our, our subsidiaries' and the Operating Partnership's organization, business and operations, including expenses relating to the ownership of interests in and management and operation of the Operating Partnership and its subsidiaries, compensation of officers and employees, director fees and expenses, any expenses incurred by us in connection with the redemption or repurchase of shares and our costs and expenses of being a public company, including costs of filings with the SEC, reports and other distributions to our shareholders.

We and our affiliates may sell, transfer or convey property to, or purchase property from, the Operating Partnership on such terms and conditions as we may determine in our reasonable discretion.

Exculpation and Indemnification of the General Partner

The Partnership Agreement provides that we are not liable to the Operating Partnership or any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Operating Partnership or any limited partner as a result of errors in judgment or mistakes of fact or law or acts or failure to act, provided that we acted in good faith. The Partnership Agreement also provides that any obligation or liability of our company that may arise at any time under the Partnership Agreement or any other instrument, transaction or undertaking contemplated by the Partnership Agreement will be satisfied, if at all, out of the assets of our company or the Operating Partnership only, and no such obligation or liability will be personally binding upon any of our directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise, and none of our directors or officers will be liable or accountable in damages or otherwise to the partnership, any partner or any assignee of a partner for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission, provided that such directors or officers acted in good faith. We are not responsible for any misconduct or negligence on the part of our employees or agents appointed in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisors, and any action that we take or omit to take in reliance upon the opinion of any such person as to matters which we reasonably believe to be within such person's professional or expert competence will be conclusively presumed to have been done or omitted in good faith.

In addition, the Partnership Agreement requires the Operating Partnership to indemnify us, our respective directors, officers and employees, the officers and employees of the Operating Partnership and any other person designated by us, in our sole and absolute discretion, against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership or us, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) such person actually received an improper personal benefit in violation or breach of any provision of the Partnership Agreement or (3) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. The Operating Partnership must also pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification. The Operating Partnership will not indemnify or advance funds to any person with respect to any action initiated or brought voluntarily by the person seeking indemnification without our approval (except for any proceeding brought to enforce such person's right to indemnification under the Partnership Agreement) or if the person is found to be liable to the Operating Partnership on any portion of any claim in the action.

Business Combinations of the Operating Partnership

Subject to the limitations on the transfer of our interest in the Operating Partnership described in "—Transfers and Withdrawals—Restrictions on Transfers by the General Partner," we generally have the exclusive power to cause the Operating Partnership to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. In connection with the acquisition of properties from persons to whom the Operating Partnership issues units or other partnership interests as part of the purchase price, in order to preserve such persons' tax deferral, the Operating Partnership may contractually agree, in general, not to sell or otherwise transfer the properties for a specified period of time, or in some instances, not to sell or otherwise transfer the properties without compensating the sellers of the properties for their loss of the tax deferral.

Redemption Rights of Qualifying Parties and the Operating Partnership

Beginning 12 months after first becoming a holder of common units, each limited partner and assignee of a limited partner will have the right, subject to the terms and conditions set forth in the Partnership Agreement (including the restriction that a notice of redemption may only be delivered at least 10 business days prior to the last business day of a calendar month), to require the Operating Partnership to redeem all (but not less than all) of the common units held by such limited partner or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the Partnership Agreement. The Operating Partnership's obligation to redeem common units does not arise and is not binding against the Operating Partnership until the fourth business day after we receive the holder's notice of redemption or, if earlier, the day we notify the holder seeking redemption that the Operating Partnership declines to acquire some or all of the common units tendered for redemption. If we do not elect to acquire the common units tendered for redemption in exchange for shares of our common stock (as described below), the Operating Partnership must deliver the cash redemption amount on or before the last business day of the month in which we receive the holder's timely notice of redemption.

On or before the close of business on the third business day after a holder of common units gives notice of redemption to us, the Operating Partnership may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our articles, elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the Partnership Agreement. The holder of the common units tendered for redemption must provide certain information, certifications, representations, opinions and other instruments to ensure compliance with the restrictions on ownership and transfer of our stock set forth in our articles and the Securities Act. The Partnership Agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC under the Securities Act or the Exchange Act, with any state securities commissioner, department or agency or with any stock exchange; however, after one year from the completion of the Formation Transactions, we expect to register the resale of shares of our common stock that may be issued in exchange for units held by limited partners under the Securities Act if such registration is required. Shares of our common stock issued in exchange for common units pursuant to the Partnership Agreement may contain legends regarding restrictions under the Securities Act and applicable state securities laws as we determine to be necessary or advisable.

The Operating Partnership has the right to redeem any or all of the common units on and after the date that less than 5% of the partnership interests in the Operating Partnership are held by limited partners. We may exercise this right, in our sole and absolute discretion, by notification to a limited partner. In that event, a limited partner who is so notified shall be treated as if it had delivered a notice of redemption to us for purposes of the provisions described above.

Transfers and Withdrawals

Restrictions on Transfers by Limited Partners

Until the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner generally may not directly or indirectly transfer all or any portion of its partnership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of partnership interests to lending institutions in connection with bona fide loans.

After the expiration of 12 months after the date on which a limited partner first acquires a partnership interest, the limited partner will have the right to transfer all or any portion of its partnership interest without our consent to any person that is an "accredited investor," within meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to the satisfaction of conditions specified in the Partnership Agreement, including minimum transfer requirements and our right of first refusal. Unless waived by us in our sole and absolute discretion, a transferring limited partner must also deliver an opinion of counsel reasonably satisfactory to us that the proposed transfer may be effected without registration under the Securities Act, and will not otherwise violate any state securities laws or regulations applicable to the Operating Partnership or the partnership interest proposed to be transferred. We may exercise our right of first refusal in connection with a proposed transfer by a limited partner within ten business days of our receipt of notice of the proposed transfer, which must include the identity and address of the proposed transferee and the amount and type of consideration proposed to be paid for the partnership interest. We may deliver all or any portion of any cash consideration proposed to be paid for a partnership interest that we acquire pursuant to our right of first refusal in the form of a note payable to the transferring limited partner not more than 180 days after our purchase of such partnership interest.

Any transferee of a limited partner's partnership interest must assume by operation of law or express agreement all of the obligations of the transferring limited partner under the Partnership Agreement with respect to the transferred interest, and no transfer (other than a transfer pursuant to a statutory merger or consolidation in which the obligations and liabilities of the transferring limited partner are assumed by a successor corporation by operation of law) will relieve the transferring limited partner of its obligations under the Partnership Agreement without our consent, which we may give or withhold in our sole and absolute discretion.

Admission of Substituted Limited Partners

No limited partner has the right to substitute a transferee as a limited partner in its place. A transferee of a partnership interest of a limited partner may be admitted as a substituted limited partner only with our consent, which we may give or withhold in our sole and absolute discretion, and only if the transferee accepts all of the obligations of a limited partner under the partnership and executes such instruments as we may require to evidence such acceptance and to effect the assignee's admission as a limited partner. Any assignee of a partnership interest that is not admitted as a limited partner will be entitled to all the rights of an assignee of a limited partner interest under the Partnership Agreement and the MULPA, including the right to receive distributions from the Operating Partnership and the share of net income, net losses and other items of income, gain, loss, deduction and credit of the Operating Partnership attributable to the partnership interest held by the assignee and the rights to transfer and redemption of the partnership interest provided in the Partnership Agreement, but will not be deemed to be a limited partner or holder of a partnership interest for any other purpose under the Partnership Agreement or the MULPA, and will not be entitled to consent to or vote on any matter presented to the limited partners for approval. The right to consent or vote, to the extent provided in the Partnership Agreement or under the MULPA, will remain with the transferring limited partner.

Restrictions on Transfers by the General Partner

Except as described below, any transfer of all or any portion of our interest in the Operating Partnership, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of a majority in interest of the limited partners (excluding any limited partner 50% or more of whose equity is owned, directly or indirectly, by us). Subject to the rights of our shareholders and the limited partners of the Operating Partnership to approve certain direct or indirect transfers of our interests in the Operating Partnership described below and the rights of holders of any class or series of partnership interests, we may transfer all (but not less than all) of our general partnership interest without the consent of the limited partners in connection with a merger, consolidation or other combination of our assets with another entity or a sale of all or substantially all of our assets if:

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in connection with such event, all of the limited partners will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the Partnership Agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

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substantially all of the assets of the Operating Partnership will be owned by a surviving entity (which may be the Operating Partnership) in which the limited partners of the Operating Partnership holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of the Operating Partnership and the other net assets of the surviving entity immediately before the event; the rights, preferences and privileges of such limited partners are at least as favorable as those in effect immediately before the event and as those applicable to any other limited partners or non-managing members of the surviving entity; and such rights will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on substantially equivalent terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities, with the exchange ratio based on the determination of the relative fair market value of such securities and the common units.

We may also transfer our interests in the Operating Partnership to or among a group consisting of our affiliates without the consent of any limited partner, subject to the rights of holders of any class or series of partnership interest. In addition, any transferee of our interest in the Operating Partnership will be admitted as the successor general partner of the Operating Partnership and will be liable for all of the general partner’s obligations, and be responsible for all of the general partner’s duties under the Partnership Agreement. The successor general partner must accept all of the terms and conditions of the Partnership Agreement and execute such instruments as may be necessary to effectuate the transferee's admission as a general partner.

Restrictions on Transfers by Any Partner

Any transfer or purported transfer of a partnership interest other than in accordance with the Partnership Agreement will be void. Partnership interests may be transferred only on the first day of a fiscal quarter, and no partnership interest may be transferred to any lender (or party related to any lender) to the Operating Partnership whose loan constitutes a nonrecourse liability, in either case, unless we otherwise consent, which we may give or withhold in our sole and absolute discretion. No transfer of any partnership interest, including in connection with any redemption or acquisition of units by us or by the Operating Partnership, may be made:

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to a person or entity that lacks the legal right, power or capacity to own the partnership interest;

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in violation of applicable law;

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without our consent, which we may give or withhold in our sole and absolute discretion, of any component portion of a partnership interest, such as a partner's capital account or rights to distributions, separate and apart from all other components of the partner's interest in the Operating Partnership;

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if the proposed transfer could cause us or any of our affiliates to fail to comply with the requirements under the Code for qualifying as a REIT or as a "qualified REIT subsidiary" (within the meaning of Code Section 856(i)(2));

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without our consent, which we may give or withhold in our sole and absolute discretion, if the proposed transfer could, based on the advice of counsel to the Operating Partnership or us, cause a termination of the Operating Partnership for U.S. federal or state income tax purposes (other than as a result of the redemption or acquisition by us of all common units held by limited partners);

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if the proposed transfer could, based on the advice of legal counsel to the Operating Partnership or us, cause the Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes;

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if the proposed transfer would cause the Operating Partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a "party-in-interest" for purposes of ERISA or a "disqualified person" as defined in Section 4975(c) of the Code;

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if the proposed transfer could, based on the advice of counsel to the Operating Partnership, cause any portion of the assets of the Operating Partnership to constitute assets of any employee benefit plan pursuant to applicable regulations of the United States Department of Labor;

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if the proposed transfer requires the registration of the partnership interest under any applicable federal or state securities laws;

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without our consent, which we may give or withhold in our sole and absolute discretion, if the proposed transfer (1) could be treated as effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Treasury regulations, (2) could cause the Operating Partnership to become a "publicly traded partnership," as that term is defined in Sections 469(k)(2) or 7704(b) of the Code, (3) could cause the Operating Partnership to have more than 100 partners, including as partners certain persons who own their interests in the Operating Partnership indirectly or (4) could cause the Operating Partnership to fail one or more of the "safe harbors" within the meaning of Section 7704 of the Code and the Treasury regulations;

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if the proposed transfer would cause the Operating Partnership (as opposed to us) to become a reporting company under the Exchange Act; or

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if the proposed transfer could subject the Operating Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Withdrawal of Partners

We may not voluntarily withdraw as the general partner of the Operating Partnership without the consent of a majority in interest of the limited partners (excluding any limited partner 50% or more of whose equity is owned, directly or indirectly, by us) other than in connection with certain permitted transfers of our entire interest in the Operating Partnership and the admission of a successor as a general partner of the Operating Partnership. A limited partner may withdraw from the Operating Partnership only as a result of a transfer of the limited partner's entire partnership interest in accordance with the Partnership Agreement and the admission of the limited partner's successor as a limited partner of the Operating Partnership or as a result of the redemption or acquisition by the Operating Partnership or us of the limited partner's entire partnership interest.

Amendment of the Partnership Agreement

Except as described below and amendments requiring the consent of each affected partner described in "—Restrictions on the General Partner's Authority," amendments to the Partnership Agreement must be approved by the consent of us and a majority in interest of the limited partners (excluding any limited partner 50% or more of whose equity is owned, directly or indirectly, by us). Amendments to the Partnership Agreement may be proposed only by us or by limited partners holding 25% or more of the partnership interests held by limited partners. Following such a proposal, we must submit any proposed amendment that requires the consent, approval or vote of any partners to the partners entitled to vote on the amendment for approval and seek the consent of such partners to the amendment.

We may, without the approval or consent of any limited partner but subject to the rights of holders of any additional class or series of partnership interest, amend the Partnership Agreement as may be required to facilitate or implement any of the following purposes:

•

to add to our obligations as general partner or surrender any right or power granted to us or any of our affiliates for the benefit of the limited partners;

•

to reflect the admission, substitution or withdrawal of partners, the transfer of any partnership interest, or the termination of the Operating Partnership in accordance with the Partnership Agreement;

•

to reflect a change that is of an inconsequential nature or does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement that is not inconsistent with law or with other provisions of the Partnership Agreement, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement;

•

to set forth or amend the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of the holders any additional partnership interests issued pursuant to the Partnership Agreement;

•

to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

•

to reflect such changes as are reasonably necessary for us to maintain our status as a REIT or satisfy the requirements for us to qualify as a REIT or to reflect the transfer of all or any part of a partnership interest among our company and any entity that is disregarded with respect to our company for U.S. federal income tax purposes;

•

to modify the manner in which items of net income or net loss or taxable items are allocated or the manner in which capital accounts are adjusted, computed, or maintained (but in each case only to the extent provided by the Partnership Agreement and permitted by applicable law);

•

to reflect the issuance of additional partnership interests; and

•

to reflect any other modification to the Partnership Agreement as is reasonably necessary for our business or operations or those of the Operating Partnership and that does not require the consent of each affected partner as described in "—Restrictions on the General Partner's Authority."

Procedures for Actions and Consents of Partners

Meetings of partners may be called only by us to transact any business that we may determine. Notice of any meeting must be given to all partners entitled to act at the meeting not less than seven days nor more than 60 days before the date of the meeting. Unless approval by a different number or proportion of the partners is required by the Partnership Agreement, the affirmative vote of the partners holding a majority of the outstanding percentage interests held by partners entitled to act on any proposal is sufficient to approve the proposal at a meeting of the partners. Partners may vote in person or by proxy. Each meeting of partners will be conducted by us or any other person we appoint, pursuant to rules for the conduct of the meeting determined by the person conducting the meeting. Whenever the vote, approval or consent of partners is permitted or required under the Partnership Agreement, such vote, approval or consent may be given at a meeting of partners, and any action requiring the approval or consent of any partner or group of partners or that is otherwise required or permitted to be taken at a meeting of the partners may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken, approved or consented to is given by partners whose affirmative vote would be sufficient to approve such action or provide such approval or consent at a meeting of the partners.

Dissolution

The Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•

the withdrawal of our company in violation of the Partnership Agreement or the bankruptcy of our company unless, within ninety days after any such withdrawal or bankruptcy, a majority in interest of the partners consent to continue the Operating Partnership and to the appointment, effective as of the date of such withdrawal or bankruptcy, of a successor general partner;

•

an election to dissolve the Operating Partnership by us, in our sole and absolute discretion, with or without the consent of the partners;

•

the entry of a decree of judicial dissolution of the Operating Partnership pursuant to the MULPA;

•

the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership's business or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Operating Partnership not in the ordinary course of the Operating Partnership's business; or

•

the redemption or other acquisition by us or the Operating Partnership of all of the outstanding partnership interests other than partnership interests held by us.

Upon dissolution we or, if there is no remaining general partner, a liquidator will proceed to liquidate the assets of the Operating Partnership and apply the proceeds from such liquidation in the order of priority set forth in the Partnership Agreement.

Tax Matters

Pursuant to the Partnership Agreement, we are the tax matters partner of the Operating Partnership, and in such capacity, have the authority to handle tax audits on behalf of the Operating Partnership. In addition, we have the authority to arrange for the preparation and filing of the Operating Partnership's tax returns and to make tax elections under the Code on behalf of the Operating Partnership.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Utah law and our bylaws, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful.  We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Under Utah law and our bylaws and pursuant to indemnification agreements, we will indemnify a director or officer who is successful on he merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

As permitted by Utah law and our bylaws, we have obtained a directors’ and officers’ liability insurance policy.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

5130 Industrial Street, LLC

Minneapolis, Minnesota

FINANCIAL STATEMENTS

Including Report of Independent Registered Public Accounting Firm

As of and for the Years Ended December 31, 2012 and 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

5130 Industrial Street, LLC

Maple Plain, Minnesota

We have audited the accompanying balance sheets of 5130 Industrial Street, LLC as of December 31, 2012 and 2011, and the related statements of operations and members' deficit, and cash flows for the years then ended.  These financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 5130 Industrial Street, LLC as of December 31, 2012 and 2011 and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Baker Tilly Virchow Krause LLP

Minneapolis, Minnesota

May 29, 2013

5130 Industrial Street, LLC

BALANCE SHEETS

As of December 31, 2012 and 2011

ASSETS

	2012	2011
ASSETS
Land	$250,000	$250,000
Land improvements	140,000	140,000
Building and improvements	3,555,753	3,555,753
	3,945,753	3,945,753
Less: Accumulated depreciation	1,617,248	1,391,044
Net Property	2,328,505	2,554,709

Cash	66,732	-
Rents receivable, net of allowance for doubtful accounts of $5,000 in 2012 and $0 in 2011	333	2,612
Deferred rents receivable	73,433	82,050
Restricted escrows and reserves	153,976	165,624
Prepaid insurance	5,999	5,854
Deferred financing costs, net	57,390	70,894
Deferred leasing costs, net	6,521	6,251
TOTAL ASSETS	$2,692,889	$2,887,994

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Notes payable	$4,558,216	$4,612,512
Checks issued in excess of bank balance	-	46,712
Accounts payable	35,598	20,687
Other accrued expenses	28,660	13,710
Tenant security deposits	35,136	35,136
Prepaid rent	6,320	-
Accrued interest	100,150	50,637
Total Liabilities	4,764,080	4,779,394

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS’ DEFICIT
Subscriptions receivable	(30,000)	-
Members’ deficit	(2,041,191)	(1,891,400)
Total Members’ Deficit	(2,071,191)	(1,891,400)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$2,692,889	$2,887,994

See accompanying notes to financial statements.

5130 Industrial Street, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

For the Years Ended December 31, 2012 and 2011

	2012	2011
OPERATING REVENUES
Rent	$398,067	$434,926
Operating expense reimbursement	145,019	142,260
Other income	1,810	-
Total Operating Revenues	544,896	577,186

OPERATING EXPENSES
General and administrative	67,716	53,193
Property operating expenses	95,878	112,894
Real estate taxes and insurance	147,977	140,877
Interest expense	301,737	308,829
Total Operating Expenses	613,308	615,793
Operating Loss	(68,412)	(38,607)

DEPRECIATION AND AMORTIZATION	243,638	254,156

NET LOSS	(312,050)	(292,763)

MEMBERS’ DEFICIT - Beginning of Year	(1,891,400)	(1,776,720)
Contributions	273,895	183,299
Subscriptions receivable	(30,000)	-
Distributions	(111,636)	(5,216)

MEMBERS’ DEFICIT - END OF YEAR	$(2,071,191)	$(1,891,400)

See accompanying notes to financial statements.

5130 Industrial Street, LLC

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2012 and 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(312,050)	$(292,763)
Adjustments to reconcile net loss to net cash flows from operating assets and liabilities:
Depreciation and amortization	243,638	254,156
Provision for doubtful accounts	(5,000)	-
Changes in operating assets and liabilities:
Rents receivable	7,279	2,493
Deferred rents receivable	8,617	(5,920)
Prepaid insurance	(145)	641
Accounts payable	14,911	(115,791)
Other accrued expenses	14,950	983
Accrued interest	49,513	24,235
Leasing commissions paid	(4,200)	-
Prepaid rent	6,320	-
Net Cash Flows from Operating Activities	23,833	(131,966)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits to restricted escrows and reserves	(136,487)	(182,062)
Withdrawals from restricted escrows and reserves	148,135	140,534
Net Cash Flows from Investing Activities	11,648	(41,528)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in checks issued in excess of bank balance	(46,712)	46,712
Principal payments on notes payable	(54,296)	(51,308)
Contributions	243,895	183,299
Distributions paid	(111,636)	(5,216)
Net Cash Flows from Financing Activities	31,251	173,487

Net Change in Cash	66,732	(7)

CASH - Beginning of Year	-	7

CASH - END OF YEAR	$66,732	$-

See accompanying notes to financial statements.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2012 and 2011

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

5130 Industrial Street LLC (“the Company”) was incorporated in the state of Minnesota on November 23, 2005 to purchase real estate.  Until December 2012, M.G. Kaminski Revocable Trust owned 98% of the Company and Kamco, Inc. owned the remaining 2% (together, “the Kaminski Trusts”).  After contributions from new members in December 2012, the Kaminski Trusts owned 85% of the Company and the remaining 15% was owned by minority members as of December 31, 2012.

NOTE 2 - INVESTMENT IN REAL ESTATE PROPERTIES AND ENTITIES

The Company owns and operates the following real estate properties:

5130 Industrial Street Maple Plain, MN

1350 Budd Ave Maple Plain, MN

The properties are primarily leased to tenants for mixed commercial and industrial usage.  The properties have a combined 171,639 net rentable square feet.  As of December 31, 2012, the Company has tenants occupying approximately 97% of the rentable office space.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant items subject to such estimates and assumptions include determination of the useful life of property and other long-lived assets, valuation and impairment analysis of property and other long-lived assets, and valuation of the allowance for doubtful accounts. It is at least reasonably possible that these estimates could change in the near term.

Cash and Cash Equivalents

The Company considers short-term investments with original maturities of 90 days or less to be cash equivalents. The Company believes it is not exposed to any significant credit risk on cash equivalents.

Restricted Escrows and Reserves

The Company is required to hold cash in restricted escrow accounts for insurance, real estate taxes and a replacement reserve. The escrows are used to pay periodic charges of real estate taxes and assessments, tenant improvements, and leasing commissions. The balances in the escrow accounts were $153,976 and $165,624 as of December 31, 2012 and 2011, respectively.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2012 and 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Rents Receivable

Rents receivable and deferred rent are recorded at their estimated net realizable value. The Company follows a policy of providing an allowance for doubtful accounts, which is based on a review of outstanding receivables, historical collection information, and existing economic conditions. The Company does not require collateral and accounts are considered past due if payment is not made on a timely basis in accordance with our credit terms. Accounts considered uncollectible are written off. Receivables have been reduced by an allowance for doubtful accounts of $5,000 as of December 31, 2012. No allowance was considered necessary as of December 31, 2011.

Revenue Recognition

Rent revenue is recognized on a straight-line basis over the terms of the related lease agreements. Differences between rent income earned and base rent amounts due per the respective lease agreements are credited or charged to deferred rent revenue or deferred rent receivable as applicable.  When the Company enters into lease modifications or extensions with current tenants, the deferred rent at the time of the extension is amortized over the remaining term of the lease, and the revised terms are considered a new lease. All tenants are also required to pay their share of operating expenses. Each tenant is billed monthly using an estimated operating cost adjustment based upon current budgeted operating expenses. An additional billing (or refund) is made in the following year after actual operating expenses are determined.

Deferred Leasing Costs and Tenant Allowance

Deferred leasing costs include leasing commissions that are capitalized and are being amortized by the straight-line method over the term of the lease. All direct and indirect costs, including estimated internal costs, associated with the leasing of real estate investments owned by the Company are capitalized and amortized over the term of the related lease. The Company includes lease incentive costs, which are payments made on behalf of a tenant to sign a lease, in deferred leasing costs and amortizes them on a straight-line basis over the respective lease terms as a reduction of rental revenue. Unamortized costs are charged to expense upon the early termination of the lease.

In leasing tenant space, the Company may provide funding to the lessee through a tenant allowance. In accounting for a tenant allowance, the Company determines whether the allowance represents funding for the construction of leasehold improvements and evaluates the ownership, for accounting purposes, of such improvements. If the Company is considered the owner of the leasehold improvements for accounting purposes, the Company capitalizes the amount of the tenant allowance and depreciates it over the shorter of the useful life of the leasehold improvements or the related lease term. If the tenant allowance represents a payment for a purpose other than funding leasehold improvements, or in the event the Company is not considered the owner of the improvements, for accounting purposes, the allowance is considered to be a lease incentive and is recognized over the lease term as a reduction of rental revenue on a straight-line basis. The Company had accumulated amortization of $38,794 and $34,864 as of December 2012, and 2011, respectively. The Company had amortization of $3,930 and $7,373 for the years ended December 2012, and 2011, respectively.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2012 and 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred Financing Costs

Costs incurred in connection with obtaining financing are capitalized and are being amortized to amortization expense on a straight-line basis over the financing term. The Company had accumulated amortization of $77,646 and $64,143 as of December 2012, and 2011, respectively. The Company had amortization expense of $13,504 in each of the years ended December 31, 2012, and 2011, respectively.

Real Estate Property

Real estate property is stated at cost, net of accumulated depreciation.  Property such as land, building and improvements include cost of acquisitions, development, and construction and tenant allowances and improvements. Depreciation and amortization are provided over estimated useful lives ranging from 10 to 25 years by use of the straight-line method. Maintenance and repairs are expensed as incurred; major improvements are capitalized.

Impairment

Long-lived assets, such as real estate property, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  An impairment loss would be recognized when the estimated future cash flows from the use and eventual disposition of the asset are less than the carrying amount of that asset. The Company did not recognize any impairment losses for either of the years ended December 31, 2012 or 2011.

Income Taxes

The Company is a limited liability company which is a disregarded entity for tax purposes; therefore, taxable net income (loss) of the Company is included in the income tax returns of its members. Accordingly, no recognition has been given to federal or state income taxes in these financial statements.

The Company's policy of accounting for uncertain tax positions is to recognize the tax effects from an uncertain tax position in the financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority.

The Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the years before 2009. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and penalties as general and administrative expense and any related interest as interest expense in the Company's statements of operations and member's deficit.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2012 and 2011

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Subsequent Events

The Company has evaluated subsequent events for matters that require recognition or disclosure in the Company’s financial statements through the date these financial statements were issued.  The Company recognized $30,000 of general and administrative expenses received in 2013 to satisfy $30,000 in subscriptions receivable included in members’ deficit as of December 31, 2012. Contributions from other members totaling $153,750 were received in the quarter-ended March 31, 2013 and an additional $50,000 was contributed in April 2013.  The Company received executive search services in exchange for membership units that were valued at $20,000 that was recognized as compensation expense in April 2013.  As of May 1, 2013, the Kaminski Trusts owned 72% of the Company and remaining members each owned less than 10%.

NOTE 4 - SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid by the Company for interest on the mortgages was $252,224 and $284,594 in 2012 and 2011, respectively.

NOTE 5 - NOTES PAYABLE

The Company holds two mortgages that are secured by the underlying real estate and mature on April 2017.

Notes payable consist of the following:

	As of December 31,
	2012	2011
Mortgage Note A Due in monthly installments of principal and interest of $22,446 with a fixed interest rate of 6.049%, maturing April 8, 2017.	$4,260,727	$4,314,268

Mortgage Note B Due in monthly installments of principal and interest of $3,062 with a fixed interest rate of 12.75%, maturing April 8, 2017.	$297,489	$298,243

Aggregate minimum principal maturities required on notes payable for years ending December 31 are as follows:

2013	$74,026
2014	68,003
2015	72,377
2016	76,212
2017	4,267,598
TOTAL	$4,558,216

The Company is required to periodically fund and maintain escrow accounts to make future real estate tax and insurance payments, as well as to fund certain capital expenditures.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2012 and 2011

NOTE 6 - TENANT LEASES

The Company leases various commercial and industrial space to tenants over terms ranging from one to ten years. Some of the leases have renewal options for additional terms. The leases expire at various dates from June 2013 to February 2016. The leases provide for base monthly rentals and reimbursements for real estate taxes and common area maintenance.

At December 31, 2012, the Company has the following future minimum rentals on non-cancellable leases:

2013	$323,061
2014	267,244
2015	269,913
2016	34,409
TOTAL	$894,627

NOTE 7 - TRANSACTIONS WITH RELATED PARTIES

The Company engages in services with related parties due to common ownership which are described below.

The Company had a management agreement with Kasa Real Estate LLC and formerly Wayzata Properties, LLC, both related parties.  The management fees were $34,483 and $35,843 in 2012 and 2011, respectively.  The Company also had administrative and maintenance agreements with these companies with fees totaling $35,975 and $60,912 in 2012 and 2011, respectively.

The Company has a general services agreement with Outside Services & Storage LLC.  The total cost of these services was $36,106 and $55,888 in 2012 and 2011, respectively.  The Company also has a lease agreement with Outside Services & Storage LLC.  This agreement allows Outside Services & Storage LLC to occupy 17,841 square feet of the industrial building located at 5130 Industrial Street and 24,000 square feet at 1350 Budd Ave at below market rental rates.  The Company received lease payments of $53,701 and $56,137 for the years ended December 31, 2012 and 2011, respectively.

There were no amounts due to or from related parties as of December 31, 2012 and 2011.

NOTE 8 - CONCENTRATIONS

The Company has two tenants that rent approximately 59% of the total rentable space for both of the years ended December 31, 2012 and 2011, respectively. One of these tenants is Outside Services & Storage LLC, a related party that rents 24% of the rentable space. The largest tenant rents 35% of the rentable space.  Together, these two tenants have paid approximately 62% and 56% of the total base rental revenue for the years ended December 31, 2012 and 2011, respectively.  The Company had one unrelated tenant who accounted for all of the total outstanding receivable balance as of December 31, 2012 and the same tenant accounted for approximately 77% of the total outstanding receivable balance as of December 31, 2011.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Years Ended December 31, 2012 and 2011

NOTE 9 - RESTRICTED ESCROWS AND RESERVES

According to the terms of the Company's notes payable agreements (Note 5), the Company is required to make monthly and quarterly deposits to various escrow and reserve accounts for the payment of real estate taxes, tenant improvements and leasing commissions. The balances in these restricted escrows and reserve accounts are as follows as of December 31:

	2012	2011
Real estate tax escrow	$59,591	$83,307
Replacement reserve escrow	73,940	59,640
Property insurance escrow	20,445	22,677
	$153,976	$165,624

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company is not subject to any material litigation nor to management’s knowledge is any material litigation currently threatened against the Company other than routine litigation, claims and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims and administrative proceedings will not have a material adverse impact on the Company’s financial position or results of operations.

5130 Industrial Street, LLC

Minneapolis, Minnesota

FINANCIAL STATEMENTS

TABLE OF CONTENTS

As of and for the 3 Months Ended March 31, 2013 and 2012

5130 Industrial Street, LLC

BALANCE SHEETS

As of March 31, 2013 and December 31, 2012

ASSETS

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Land	$250,000	$250,000
Land improvements	140,000	140,000
Building and improvements	3,555,753	3,555,753
	3,945,753	3,945,753
Less: Accumulated depreciation	1,673,789	1,617,248
Net Property	2,271,964	2,328,505

Cash	229,018	66,732
Rents receivable, net of allowance for doubtful accounts of $5,000 in 2013 and 2012	623	333
Deferred rents receivable	70,390	73,433
Restricted escrows and reserves	182,056	153,976
Prepaid insurance	953	5,999
Deferred financing costs, net	54,013	57,390
Deferred leasing costs, net	5,538	6,521
TOTAL ASSETS	$2,814,555	$2,692,889

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Notes payable	$4,543,463	$4,558,216
Accounts payable	56,498	35,598
Other accrued expenses	29,145	28,660
Tenant security deposits	35,136	35,136
Prepaid rent	-	6,320
Accrued interest	48,286	100,150
Total Liabilities	4,712,528	4,764,080

COMMITMENTS AND CONTINGENCIES	-	-

MEMBERS’ DEFICIT
Subscriptions receivable	-	(30,000)
Members’ deficit	(1,897,973)	(2,041,191)
Total Members’ Deficit	(1,897,973)	(2,071,191)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$2,814,555	$2,692,889

See accompanying notes to financial statements.

5130 Industrial Street, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

For the Three Months Ended March 31, 2013 and 2012

(Unaudited)

	2013	2012
OPERATING REVENUES
Rent	$92,101	$113,392
Operating expense reimbursement	34,300	42,036
Other income	90	490
Total Operating Revenues	126,491	155,918

OPERATING EXPENSES
General and administrative	50,147	26,117
Property operating expenses	29,877	29,381
Real estate taxes and insurance	34,191	31,888
Interest expense	73,693	75,435
Total Operating Expenses	187,908	162,821
Operating Loss	(61,417)	(6,903)

DEPRECIATION AND AMORTIZATION	60,901	60,901

NET LOSS	(122,318)	(67,804)

MEMBERS’ DEFICIT - Beginning of Period	(2,071,191)	(1,891,400)
Contributions	265,536	53,475
Subscriptions receivable	30,000	-
Distributions	-	-

MEMBERS’ DEFICIT - END OF PERIOD	$(1,897,973)	$(1,905,729)

See accompanying notes to financial statements.

5130 Industrial Street, LLC

STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2013 and 2012

(Unaudited)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(122,318)	$(67,804)
Adjustments to reconcile net loss to net cash flows from operating assets and liabilities:
Depreciation and amortization	60,901	60,901
Changes in operating assets and liabilities:
Rents receivable	(290)	(1,978)
Deferred rents receivable	3,043	626
Prepaid insurance	5,046	-
Accounts payable	20,900	(139)
Other accrued expenses	485	18,178
Accrued interest	(51,864)	(24,917)
Prepaid rent	(6,320)	1,412
Net Cash Flows from Operating Activities	(90,417)	(13,721)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits to restricted escrows and reserves	(28,080)	(41,116)
Net Cash Flows from Investing Activities	(28,080)	(41,116)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in checks issued in excess of bank balance	-	21,418
Principal payments on notes payable	(14,753)	(20,056)
Contributions	295,536	53,475
Net Cash Flows from Financing Activities	280,783	54,837

Net Change in Cash	162,286	-

CASH - Beginning of Period	66,732	-

CASH - END OF PERIOD	$229,018	$-

See accompanying notes to financial statements.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013 and 2012

(Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

5130 Industrial Street LLC (“the Company”) was incorporated in the state of Minnesota on November 23, 2005 to purchase real estate.  Until December 2012, M.G. Kaminski Revocable Trust owned 98% of the Company and Kamco, Inc. owned the remaining 2% (together, “the Kaminski Trusts”).  After contributions from new members since December 2012, the Kaminski Trusts owned 74% of the Company and the remaining 26% was owned by minority members as of March 31, 2013.

Basis of Presentation

5130 Industrial Street LLC (the “Company”) has prepared the foregoing unaudited financial statements in accordance with GAAP and the requirements of the SEC with respect to interim reporting. As permitted under these rules, certain footnotes and other financial information required by GAAP for complete financial statements have been condensed or omitted. The interim consolidated financial statements include all normal and recurring adjustments that are necessary for a fair presentation of our financial position and operating results.

For additional information, please refer to our audited financial statements and the accompanying notes for the years ended December 31, 2012 and 2011 included elsewhere in this Form 8-K.

NOTE 2 - INVESTMENT IN REAL ESTATE PROPERTIES AND ENTITIES

The Company owns and operates the following real estate properties:

5130 Industrial Street Maple Plain, MN

1350 Budd Ave Maple Plain, MN

The properties are primarily leased to tenants for mixed commercial and industrial usage.  The properties have a combined 171,639 net rentable square feet.  As of March 31, 2013, the Company has tenants occupying approximately 97% of the rentable office space.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant items subject to such estimates and assumptions include determination of the useful life of property and other long-lived assets, valuation and impairment analysis of property and other long-lived assets, and valuation of the allowance for doubtful accounts. It is at least reasonably possible that these estimates could change in the near term.

Cash and Cash Equivalents

The Company considers short-term investments with original maturities of 90 days or less to be cash equivalents. The Company believes it is not exposed to any significant credit risk on cash equivalents.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013 and 2012

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Restricted Escrows and Reserves

The Company is required to hold cash in restricted escrow accounts for insurance, real estate taxes and a replacement reserve. The escrows are used to pay periodic charges of real estate taxes and assessments, tenant improvements, and leasing commissions. The balances in the escrow accounts were $182,056 and $153,976 as of March 31, 2013 and December 31, 2012, respectively.

Rents Receivable

Rents receivable and deferred rent are recorded at their estimated net realizable value. The Company follows a policy of providing an allowance for doubtful accounts, which is based on a review of outstanding receivables, historical collection information, and existing economic conditions. The Company does not require collateral and accounts are considered past due if payment is not made on a timely basis in accordance with our credit terms. Accounts considered uncollectible are written off. Receivables have been reduced by an allowance for doubtful accounts of $5,000 as of March 31, 2013 and December 31, 2012.

Revenue Recognition

Rent revenue is recognized on a straight-line basis over the terms of the related lease agreements. Differences between rent income earned and base rent amounts due per the respective lease agreements are credited or charged to deferred rent revenue or deferred rent receivable as applicable.  When the Company enters into lease modifications or extensions with current tenants, the deferred rent at the time of the extension is amortized over the remaining term of the lease, and the revised terms are considered a new lease. All tenants are also required to pay their share of operating expenses. Each tenant is billed monthly using an estimated operating cost adjustment based upon current budgeted operating expenses. An additional billing (or refund) is made in the following year after actual operating expenses are determined.

Deferred Leasing Costs and Tenant Allowance

Deferred leasing costs include leasing commissions that are capitalized and are being amortized by the straight-line method over the term of the lease. All direct and indirect costs, including estimated internal costs, associated with the leasing of real estate investments owned by the Company are capitalized and amortized over the term of the related lease. The Company includes lease incentive costs, which are payments made on behalf of a tenant to sign a lease, in deferred leasing costs and amortizes them on a straight-line basis over the respective lease terms as a reduction of rental revenue. Unamortized costs are charged to expense upon the early termination of the lease.

In leasing tenant space, the Company may provide funding to the lessee through a tenant allowance. In accounting for a tenant allowance, the Company determines whether the allowance represents funding for the construction of leasehold improvements and evaluates the ownership, for accounting purposes, of such improvements. If the Company is considered the owner of the leasehold improvements for accounting purposes, the Company capitalizes the amount of the tenant allowance and depreciates it over the shorter of the useful life of the leasehold improvements or the related lease term. If the tenant allowance represents a payment for a purpose other than funding leasehold improvements, or in the event the Company is not considered the owner of the improvements, for accounting purposes, the allowance is

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013 and 2012

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

considered to be a lease incentive and is recognized over the lease term as a reduction of rental revenue on a straight-line basis. The Company had accumulated amortization of $39,777 and $38,794 as of March 31, 2013 and December 31 2012, respectively. The Company had amortization expense of $983 in each of the three months ended March 31, 2013, and 2012, respectively.

Deferred Financing Costs

Costs incurred in connection with obtaining financing are capitalized and are being amortized to amortization expense on a straight-line basis over the financing term. The Company had accumulated amortization of $81,022 and $77,646 as of March 31, 2013, and December 31, 2012, respectively. The Company had amortization expense of $3,376 in each of the three months ended March 31, 2013 and 2012, respectively.

Real Estate Property

Real estate property is stated at cost, net of accumulated depreciation.  Property such as land, building and improvements include cost of acquisitions, development, and construction and tenant allowances and improvements. Depreciation and amortization are provided over estimated useful lives ranging from 10 to 25 years by use of the straight-line method. Maintenance and repairs are expensed as incurred; major improvements are capitalized.

Impairment

Long-lived assets, such as real estate property, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  An impairment loss would be recognized when the estimated future cash flows from the use and eventual disposition of the asset are less than the carrying amount of that asset. The Company did not recognize any impairment losses for either of the three months ended March 31, 2013 or 2012.

Income Taxes

The Company is a limited liability company which is a disregarded entity for tax purposes; therefore, taxable net income (loss) of the Company is included in the income tax returns of its members. Accordingly, no recognition has been given to federal or state income taxes in these financial statements.

The Company's policy of accounting for uncertain tax positions is to recognize the tax effects from an uncertain tax position in the financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority.

The Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the years before 2009. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013 and 2012

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

penalties as general and administrative expense and any related interest as interest expense in the Company's statements of operations and member's deficit.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for matters that require recognition or disclosure in the Company’s financial statements through the date these financial statements were issued. Contributions from other members totaling $50,000 was contributed in April 2013.  The Company received executive search services in exchange for membership units that were valued at $20,000 that was recognized as compensation expense in April 2013.  As of June 7, 2013, the Kaminski Trusts owned 55% of the Company and remaining members each owned less than 15%.

On June 7, 2013, the holders of a 49% interest in the Company entered into a contribution agreement with Guide Holdings, Inc., a Utah corporation, pursuant to which these equity holders in our company contributed such interest in exchange for 2,710,190 shares of Guide Holdings, Inc. common stock.  Also on June 7, 2013, the Kaminski Trusts entered into a contribution agreement with Talon Real Estate, LLC, a Minnesota limited liability company, pursuant to which a 51% interest in the Company owned by the Kaminski Trusts will be contributed in exchange for 2,820,810 membership units of Talon Real Estate, LLC upon receipt of all required consents.

NOTE 5 - NOTES PAYABLE

The Company holds two mortgages that are secured by the underlying real estate and mature on April 2017.

Notes payable consist of the following:

	March 31, 2013	December 31, 2012
Mortgage Note A Due in monthly installments of principal and interest of $22,446 with a fixed interest rate of 6.049%, maturing April 8, 2017.	$4,246,055	$4,260,727

Mortgage Note B Due in monthly installments of principal and interest of $3,062 with a fixed interest rate of 12.75%, maturing April 8, 2017.	$297,408	$297,489

Aggregate minimum principal maturities required on notes payable for years ending December 31 are as follows:

2013	$59,273
2014	68,003
2015	72,377
2016	76,212
2017	4,267,598
TOTAL	$4,543,463

The Company is required to periodically fund and maintain escrow accounts to make future real estate tax and insurance payments, as well as to fund certain capital expenditures.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013 and 2012

(Unaudited)

NOTE 6 - TENANT LEASES

The Company leases various commercial and industrial space to tenants over terms ranging from one to ten years. Some of the leases have renewal options for additional terms. The leases expire at various dates from June 2013 to February 2016. The leases provide for base monthly rentals and reimbursements for real estate taxes and common area maintenance.

At March 31, 2013, the Company has the following future minimum rentals on non-cancellable leases:

2013	$213,366
2014	267,244
2015	269,913
2016	34,409
TOTAL	$894,627

NOTE 7 - TRANSACTIONS WITH RELATED PARTIES

The Company engages in services with related parties due to common ownership which are described below.

The Company had a management agreement with Kasa Real Estate LLC, a related party.  The management fees were $6,146 and $8,825 for the three months ended March 31, 2013 and 2012, respectively. In 2012, the company also had an administrative and maintenance agreement with this company with fees totaling $15,407 for the three months ended March 31, 2012.

The Company has general services and maintenance agreements with Outside Services & Storage LLC.  The total cost of these services was $20,244 and $15,831 for the three months ended March 31, 2013 and 2012, respectively.  The Company also has a lease agreement with Outside Services & Storage LLC.  This agreement allows Outside Services & Storage LLC to occupy 17,841 square feet of the industrial building located at 5130 Industrial Street and 24,000 square feet at 1350 Budd Ave at below market rental rates.  The Company received lease payments of $0 and $30,500 for the three months ended March 31, 2013 and 2012, respectively. Related party revenue is recognized when received.

There were no amounts due to or from related parties as of March 31, 2013 and December 31, 2012.

NOTE 8 - CONCENTRATIONS

The Company has two tenants that rent approximately 59% of the total rentable space for the three months ended March 31, 2013 and 2012, respectively. One of these tenants is Outside Services & Storage LLC, a related party that rents 24% of the rentable space. No rents were received in 2013 and $30,500 was collected for the three months ended March 31, 2012 from the related party.  The largest tenant rents 35% of the rentable space.  The Company had one unrelated tenant who accounted for all of the total outstanding receivable balance as of March 31, 2013 and December 31, 2012.

5130 Industrial Street, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013 and 2012

(Unaudited)

NOTE 9 - RESTRICTED ESCROWS AND RESERVES

According to the terms of the Company's notes payable agreements (Note 5), the Company is required to make monthly and quarterly deposits to various escrow and reserve accounts for the payment of real estate taxes, tenant improvements and leasing commissions. The balances in these restricted escrows and reserve accounts are as follows:

	March 31, 2013	December 31, 2012
Real estate tax escrow	$81,085	$59,591
Replacement reserve escrow	76,800	73,940
Property insurance escrow	24,170	20,445
	$182,055	$153,976

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company is not subject to any material litigation nor to management’s knowledge is any material litigation currently threatened against the Company other than routine litigation, claims and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims and administrative proceedings will not have a material adverse impact on the Company’s financial position or results of operations.

Talon Real Estate, LLC

Minneapolis, Minnesota

FINANCIAL STATEMENTS

As of and for the 3 Months Ended March 31, 2013

Talon Real Estate, LLC

BALANCE SHEET

As of March 31, 2013

(Unaudited)

ASSETS

ASSETS
Cash	6,813
TOTAL ASSETS	$6,813

LIABILITIES AND MEMBERS’ DEFICIT
LIABILITIES
Accrued expenses	$112,173
TOTAL LIABILITIES	112,173

COMMITMENTS AND CONTINGENCIES	-

MEMBERS’ DEFICIT
Contributions	10,600
Members’ deficit	(115,960)
TOTAL MEMBERS’ DEFICIT	(105,360)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$6,813

See accompanying notes to financial statements.

Talon Real Estate, LLC

STATEMENT OF OPERATIONS AND MEMBERS’ DEFICIT

For the Three Months Ended March 31, 2013

(Unaudited)

2013
REVENUES
Interest income	$-
Total Revenues	-

OPERATING EXPENSES
General and administrative	3,787
Salary and compensation	26,086
Professional fees	86,087
Total Operating Expenses	115,960
NET LOSS	(115,960)

MEMBERS’ DEFICIT - Beginning of Period	-
Contributions	10,600

MEMBERS’ DEFICIT - END OF PERIOD	$(105,360)

See accompanying notes to financial statements.

Talon Real Estate, LLC

STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2013

(Unaudited)

2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(115,960)
Adjustments to reconcile net loss to net cash flows from operating assets and liabilities:
Changes in operating assets and liabilities:
Accrued expenses	112,173
Net Cash Flows from Operating Activities	(3,787)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributions	10,600
Distributions paid	-
Net Cash Flows from Financing Activities	10,600

Net Change in Cash	6,813

CASH - Beginning of Period	-

CASH - END OF PERIOD	$6,813

See accompanying notes to financial statements.

Talon Real Estate, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013

(Unaudited)

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Organization

Talon Real Estate, LLC (“the Company”) was incorporated in the state of Minnesota on December 20, 2012 to purchase commercial real estate.  The Company had six members at March 31, 2013 with 66% of the outstanding membership units held by one member and the minority members each holding less than 10% of the outstanding units.  The Company began operations in January 2013. For the three months ended March 31, 2013, the Company engaged in activities related to starting up the organization.  No real estate was owned as of March 31, 2013.

Basis of Presentation

Talon Real Estate, LLC (the “Company”) has prepared the foregoing unaudited financial statements in accordance with GAAP and the requirements of the SEC with respect to interim reporting. As permitted under these rules, certain footnotes and other financial information required by GAAP for complete financial statements have been condensed or omitted. The interim consolidated financial statements include all normal and recurring adjustments that are necessary for a fair presentation of our financial position and operating results.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to use estimates and assumptions which affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Significant items subject to such estimates and assumptions include determination of the useful life of property and other long-lived assets, valuation and impairment analysis of property and other long-lived assets, and valuation of the allowance for doubtful accounts. It is at least reasonably possible that these estimates could change in the near term.

Cash and Cash Equivalents

The Company considers short-term investments with original maturities of 90 days or less to be cash equivalents. The Company believes it is not exposed to any significant credit risk on cash equivalents.

Accrued Expenses

The Company will accrue expenses in the period that they are incurred when the expense can be reasonably estimated until they are paid.

Income Taxes

The Company is a limited liability company which is a disregarded entity for tax purposes; therefore, taxable net income (loss) of the Company is included in the income tax returns of its members. Accordingly, no recognition has been given to federal or state income taxes in these financial statements.

Talon Real Estate, LLC

NOTES TO FINANCIAL STATEMENTS

As of and for the Three Months Ended March 31, 2013

(Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company's policy of accounting for uncertain tax positions is to recognize the tax effects from an uncertain tax position in the financial statements, only if the position is more likely than not to be sustained on audit, based on the technical merits of the position. The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized, upon ultimate settlement with the relevant tax authority.

The Company is no longer subject to U.S. federal, state or local income tax examinations by tax authorities for the years before 2009. The Company is not currently under examination by any taxing jurisdiction. In the event of any future tax assessments, the Company has elected to record the income taxes and penalties as general and administrative expense and any related interest as interest expense in the Company's statements of operations and member's deficit.

NOTE 3 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for matters that require recognition or disclosure in the Company’s financial statements through the date these financial statements were issued. Contributions from additional members totaling $230 was contributed in May 2013 representing approximately 2% of the Company’s total membership units.  On June 7, the Company entered into a contribution agreement with the remaining interest holders of 5130 Industrial Street, LLC (“5130 LLC”) pursuant to which it will acquire the remaining 51% interest in 5130 LLC subject to receiving consent to the transfer from 5130 LLC’s lender.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is not subject to any material litigation nor to management’s knowledge is any material litigation currently threatened against the Company other than routine litigation, claims and administrative proceedings arising in the ordinary course of business. Management believes that such routine litigation, claims and administrative proceedings will not have a material adverse impact on the Company’s financial position or results of operations.

Talon Real Estate Holding Corp.

Minneapolis, MN

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

FINANCIAL STATEMENTS AND NOTES

TALON REAL ESTATE HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

BALANCE SHEET

AS OF MARCH 31, 2013

	Talon Real Estate Holding Corp (formerly Guide Holdings, Inc.)	Talon OP (subsidiary of Talon Real Estate Holding Corp)*	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash	$3,143	$235,831	$(3,143)	(a)	$235,831
Accounts receivable (net of allowance for doubtful accounts of $10,886)	7,797	-	$(7,797)	(a)	-
Rents receivable (net of allowance for doubtful accounts of $5,000)	-	623	-		623
Deferred rent	-	70,390	-		70,390
Restricted escrows & reserves	-	182,056	-		182,056
Prepaid insurance	-	953	-		953
Deferred financing costs, net	-	54,015	-		54,015
Deferred leasing costs, net	-	5,539	-		5,539
Inventory	4,233	-	$(4,233)	(a)	-
Total Current Assets	15,173	549,407	(15,173)		549,407

Land	-	250,000	-		250,000
Land improvements	-	140,000	-		140,000
Building & improvements	-	3,555,753	-		3,555,753
Equipment	1,545	-	(1,545)		-
Accumulated depreciation	(1,545)	(1,673,791)	1,545		(1,673,791)
Net Property and Equipment	-	2,271,962	-		2,271,962
TOTAL ASSETS	$15,173	$2,821,369	$(15,173)		$2,821,369

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$11,454	$168,671	$(11,454)	(a)	$168,671
Accrued expenses - related party	11,165	-	(11,165)	(a)	-
Other accrued expenses	-	29,145	-		29,145
Accrued interest expense	-	48,286	-		48,286
Tenant security deposits	-	35,136	-		35,136
Current portion of long term notes payable	-	76,805	-		76,805
Total Current Liabilities	22,619	358,043	(22,619)		358,043

Long Term Liabilities:
Notes payable – related party, net of current portion	89,764	-	$(89,764)	(a)	-
Current portion of long term notes payable	-	4,466,658	-		4,466,658
Total Long Term Liabilities	89,764	4,466,658	(89,764)		4,466,658

Total Liabilities	112,383	4,824,701	(112,383)		4,824,701

Stockholders’ or Members' Equity (Deficit):					-
Member's Deficit	-	(2,003,332)	2,003,332	(b)	-
Common stock at $0.001 par value; authorized 90,000,000 shares; 1,600,032 and 16,361,000 shares issued and outstanding for Guide Holdings, Inc. and Talon, respectively	1,600	-	16,361	(b)	17,961
Additional Paid in Capital	38,746	-	302,873	(b),(c)	341,619
Retained Deficit	(137,556)	-	(2,225,356)	(b),(d)	(2,362,912)
Total Stockholders’ Deficit	(97,210)	(2,003,332)	97,210		(2,003,332)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$15,173	$2,821,369	$(15,173)		$2,821,369

See accompanying notes to these consolidated financial statements.

TALON REAL ESTATE HOLDING CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

BALANCE SHEET

AS OF MARCH 31, 2013

Following the Formation Transactions, Talon Real Estate Holding Corp. will be the general partner of our Operating Partnership which manages our operations. The Guidebook Company, Inc., which was sold in connection with the Formation Transactions, will cease to be included in our financial statements. The contributions that constitute the Formation Transactions are being accounted for as a reverse acquisition and recapitalization and our Operating Partnership is considered to be the accounting acquirer. Therefore, the historical presentation of the financial statements in future reporting periods will be that of our Operating Partnership on a consolidated basis with its subsidiaries. Pro forma financial information has been presented to provide full disclosure of the transaction.

*  On June 7, 2013, we entered into a contribution agreement with the holders of a 49% interest in 5130 Industrial Street, LLC (“5130 LLC”).  Prior to the Formation Transactions, Talon Real Estate, LLC (“Talon RE”) entered into a contribution agreement with the remaining interest holders of 5130 LLC pursuant to which it will acquire the remaining 51% interest in 5130 LLC subject to receiving consent to the transfer from 5130 LLC’s lender.  5130 LLC is shown here on a consolidated basis due to probable acquisition of this interest.  Talon RE began operations in January 2013.  Both 5130 LLC and Talon RE were contributed to Talon OP, the Operating Partnership, as part of the formation transactions.

(a) Immediately after the Formation Transactions, we entered into that certain stock purchase agreement pursuant to which our company divested ourselves of our historic “do-it-yourself” instruction manual business by selling all the outstanding shares of The Guidebook Company, Inc. ("Guidebook"), a Utah Corporation and wholly owned subsidiary primarily engaged in such business to one of our directors. No assets or liabilities of Guidebook were transferred to Talon OP or Talon Real Estate Holding Corp. as part of the transaction. The pro forma adjustments eliminate the assets and liabilities of Guide Holdings, Inc. not transferred to the Company.

(b) To reclass Talon members' deficit as common stock issued in conjunction with the contributions of 5130 LLC and Talon RE (excluding shares subject to vesting), additional paid in capital and retained deficit.

(c) To reflect the elimination of the additional paid-in capital held by Guide Holdings, Inc. that was not transferred to the Company as part of the contribution agreement.

(d) To reflect the elimination of the deficit held by Guide Holdings, Inc. that was not transferred to the Company as a part of the contribution agreement.

TALON REAL ESTATE HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

STATEMENT OF OPERATIONS

PERIOD FROM JANUARY 1, 2013 TO MARCH 31, 2013

	Talon Real Estate Holding Corp (formerly Guide Holdings, Inc.)	Talon OP (subsidiary of Talon Real Estate Holding Corp)*	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue, net of discounts of $65	$12,115	$-	$(12,115)	(a)	$-
Cost of sales	6,962	-	(6,962)	(a)	-
Gross Profit	5,153	-	(5,153)		-

Operating Revenues
Rent revenue	-	92,101	-		92,101
Operating expense reimbursement	-	34,300	-		34,300
Other income	-	90	-		90
Total Operating Revenues	-	126,491	-		126,491

Operating Expenses
Selling and administrative	14,262	166,107	(5,290)	(a)	175,079
Property operating expenses	-	29,877	-		29,877
Real estate taxes & insurance	-	34,191	-		34,191
Interest Expense	1,391	73,693	(1,391)	(a)	73,693
Total Operating Expenses	15,653	303,868	(6,681)		312,840

Operating Loss	(10,500)	(177,377)	1,528		(186,349)

Depreciation and Amortization	-	60,901	-		60,901
					-
Net Income (Loss) before Income Taxes	(10,500)	(238,278)	1,528		$(247,250)
					-
Income tax provision (benefit)	-	-	-		-
Net Income (Loss)	$(10,500)	$(238,278)	$1,528		$(247,250)

Income (Loss) per share basic and diluted	$(0.02)				$(0.01)
Weighted average number of common shares outstanding basic and diluted	1,600,032		16,361,000	(b)	17,961,032

See accompanying notes to these consolidated financial statements.

TALON REAL ESTATE HOLDING CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

STATEMENT OF OPERATIONS

PERIOD FROM JANUARY 1, 2013 TO MARCH 31, 2013

Following the Formation Transactions, Talon Real Estate Holding Corp. will be the general partner of our Operating Partnership which manages our operations. The Guidebook Company, Inc., which was sold in connection with the Formation Transactions, will cease to be included in our financial statements. The contributions that constitute the Formation Transactions are being accounted for as a reverse acquisition and recapitalization and our Operating Partnership is considered to be the accounting acquirer. Therefore, the historical presentation of the financial statements in future reporting periods will be that of our Operating Partnership on a consolidated basis with its subsidiaries. Pro forma financial information has been presented to provide full disclosure of the transaction.

*  On June 7, 2013, we entered into a contribution agreement with the holders of a 49% interest in 5130 Industrial Street, LLC (“5130 LLC”).  Prior to the Formation Transactions, Talon Real Estate, LLC (“Talon RE”) entered into a contribution agreement with the remaining interest holders of 5130 LLC pursuant to which it will acquire the remaining 51% interest in 5130 LLC subject to receiving consent to the transfer from 5130 LLC’s lender.  5130 LLC is shown here on a consolidated basis due to probable acquisition of this interest.  Talon RE began operations in January 2013.  Both 5130 LLC and Talon RE were contributed to Talon OP, the Operating Partnership, as part of the formation transactions.

(a) Immediately after the Formation Transactions, we entered into that certain stock purchase agreement pursuant to which our company divested ourselves of our historic “do-it-yourself” instruction manual business by selling all the outstanding shares of The Guidebook Company, Inc. ("Guidebook"), a Utah Corporation and wholly owned subsidiary primarily engaged in such business to one of our directors. No assets or liabilities of Guidebook were transferred to Talon OP or Talon Real Estate Holding Corp. as part of the transaction. The pro forma adjustments eliminate the operations of Guide Holdings Inc. not transferred to the Company.

(b)  To reflect the issuance of the Company's shares in conjunction with the contribution (excluding shares subject to vesting).

TALON REAL ESTATE HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

BALANCE SHEET

AS OF DECEMBER 31, 2012

	Talon Real Estate Holding Corp (formerly Guide Holdings, Inc.)	Talon OP (subsidiary of Talon Real Estate Holding Corp)*	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current Assets:
Cash	$2,677	$66,732	$(2,677)	(a)	$66,732
Rents receivable (net of allowance for doubtful accounts of $5,000)	-	333	-		333
Accounts receivable (net of allowance for doubtful accounts of $8,362)	6,425	0	(6,425)	(a)	-
Deferred rent	-	73,433	-		73,433
Restricted escrows & reserves	-	153,976	-		153,976
Prepaid insurance	-	5,999	-		5,999
Deferred financing costs, net	-	57,390	-		57,390
Deferred leasing costs, net	-	6,521	-		6,521
Inventory	8,802		(8,802)	(a)	-
Total Current Assets	17,904	364,384	(17,904)		364,384

Land	-	250,000	-		250,000
Land improvements	-	140,000	-		140,000
Building & improvements	-	3,555,753	-		3,555,753
Equipment	1,545	-	(1,545)	(a)	-
Accumulated depreciation	(1,545)	(1,617,248)	1,545	(a)	(1,617,248)
Net Property and Equipment	-	2,328,505	-		2,328,505
TOTAL ASSETS	$17,904	$2,692,889	$(17,904)		$2,692,889

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$11,152	$35,598	$(11,152)	(a)	$35,598
Accrued expenses - related party	11,033		(11,033)	(a)	-
Other accrued expenses	-	28,660	-		28,660
Prepaid rent	-	6,320	-		6,320
Accrued interest expense	-	100,150	-		100,150
Tenant security deposits	-	35,136	-		35,136
Current portion of long term notes payable	-	74,026	-		74,026
Total Current Liabilities	22,185	279,890	(22,185)		279,890

Long Term Liabilities:
Notes payable – related party, net of current portion	82,827	-	(82,827)	(a)	-
Notes payable	-	4,484,190	-		4,484,190
Total Long Term Liabilities	82,827	4,484,190	(82,827)		4,484,190

Total Liabilities	105,012	4,764,080	(105,012)		4,764,080

Stockholders’ or Members' Equity (Deficit):					-
Subscriptions receivable	-	(30,000)	-		(30,000)
Members' deficit	-	(2,041,191)	2,041,191	(b)	-
Common stock at $0.001 par value; authorized 90,000,000 shares; 1,600,032 and 16,361,000 shares issued and outstanding for Guide Holdings, Inc. and Talon, respectively	1,600	-	16,361	(b)	17,961
Additional paid in capital	38,347	-	303,272	(b),(c)	341,619
Retained deficit	(127,055)	-	(2,273,716)	(b),(d)	(2,400,771)
Total Stockholders’ Equity (Deficit)	(87,108)	(2,071,191)	87,108		(2,071,191)
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$17,904	$2,692,889	$(17,904)		$2,692,889

See accompanying notes to these consolidated financial statements.

TALON REAL ESTATE HOLDING CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

BALANCE SHEET

AS OF DECEMBER 31, 2012

Following the Formation Transactions, Talon Real Estate Holding Corp. will be the general partner of our Operating Partnership which manages our operations. The Guidebook Company, Inc., which was sold in connection with the Formation Transactions, will cease to be included in our financial statements. The contributions that constitute the Formation Transactions are being accounted for as a reverse acquisition and recapitalization and our Operating Partnership is considered to be the accounting acquirer. Therefore, the historical presentation of the financial statements in future reporting periods will be that of our Operating Partnership on a consolidated basis with its subsidiaries. Pro forma financial information has been presented to provide full disclosure of the transaction.

*  On June 7, 2013, we entered into a contribution agreement with the holders of a 49% interest in 5130 Industrial Street, LLC (“5130 LLC”).  Prior to the Formation Transactions, Talon Real Estate, LLC (“Talon RE”) entered into a contribution agreement with the remaining interest holders of 5130 LLC pursuant to which it will acquire the remaining 51% interest in 5130 LLC subject to receiving consent to the transfer from 5130 LLC’s lender.  Talon RE began operations in January 2013.  Both 5130 LLC and Talon RE were contributed to Talon OP, the Operating Partnership, as part of the formation transactions.

(a)  Immediately after the Formation Transactions, we entered into that certain stock purchase agreement pursuant to which our company divested ourselves of our historic “do-it-yourself” instruction manual business by selling all the outstanding shares of The Guidebook Company, Inc. ("Guidebook"), a Utah Corporation and wholly owned subsidiary primarily engaged in such business to one of our directors. No assets or liabilities of Guidebook were transferred to Talon OP or Talon Real Estate Holding Corp. as part of the transaction. The pro forma adjustments eliminate the assets and liabilities of Guide Holdings Inc. not transferred to the Company.

(b) To reclass Talon members' deficit as common stock issued in conjunction with the contribution (excluding shares subject to vesting), additional paid in capital and retained deficit.

(c)  To reflect the elimination of the additional paid-in capital held by Guide Holdings, Inc. that was not transferred to the Company as part of the contribution agreement.

(d)  To reflect the elimination of the deficit held by Guide Holdings, Inc. that was not transferred to the Company as a part of the contribution agreement.

TALON REAL ESTATE HOLDING CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

	Talon Real Estate Holding Corp (formerly Guide Holdings, Inc.)	Talon OP (subsidiary of Talon Real Estate Holding Corp)*	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue, net of discounts of $2,331	$43,001	$-	$(43,001)	(a)	$-
Cost of sales	29,150	-	(29,150)	(a)	-
Gross Profit	13,851	-	(13,851)		-

Operating Revenues
Rent revenue	-	398,067	-		398,067
Operating expense reimbursement	-	145,019	-		145,019
Other income	-	1,810	-		1,810
Total Operating Revenues	-	544,896	-		544,896
					-
Operating Expenses					-
Selling and administrative	42,463	67,716	(25,575)	(a)	84,604
Property operating expenses	0	95,878	-		95,878
Real estate taxes & insurance	0	147,977	-		147,977
Interest Expense	4,683	301,737	(4,683)	(a)	301,737
Total Operating Expenses	47,146	613,308	(30,257)		630,196

Operating Loss	(33,295)	(68,412)	16,406		(85,300)

Depreciation and Amortization	-	243,638	-		243,638

Net Income (Loss) before Income Taxes	(33,295)	(312,050)	16,406		$(328,938)

Income tax provision (benefit)	-	-	-		-
Net Income (Loss)	$(33,295)	$(312,050)	$16,406		$(328,938)

Income (Loss) per share basic and diluted	$(0.02)				$(0.02)
Weighted average number of common shares outstanding basic and diluted	1,600,032		16,361,000	(b)	17,961,032

See accompanying notes to these consolidated financial statements.

TALON REAL ESTATE HOLDING CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

Following the Formation Transactions, Talon Real Estate Holding Corp. will be the general partner of our Operating Partnership which manages our operations. The Guidebook Company, Inc., which was sold in connection with the Formation Transactions, will cease to be included in our financial statements. The contributions that constitute the Formation Transactions are being accounted for as a reverse acquisition and recapitalization and our Operating Partnership is considered to be the accounting acquirer. Therefore, the historical presentation of the financial statements in future reporting periods will be that of our Operating Partnership on a consolidated basis with its subsidiaries. Pro forma financial information has been presented to provide full disclosure of the transaction.

*  On June 7, 2013, we entered intoa contribution agreement with the holders of a 49% interest in 5130 Industrial Street, LLC (“5130 LLC”).  Prior to the Formation Transactions, Talon Real Estate, LLC (“Talon RE”) entered into a contribution agreement with the remaining interest holders of 5130 LLC pursuant to which it will acquire the remaining 51% interest in 5130 LLC subject to receiving consent to the transfer from 5130 LLC’s lender.  5130 LLC is shown here on a consolidated basis due to probable acquisition of this interest.  Talon RE began operations in January 2013.  Both 5130 LLC and Talon RE were contributed to Talon OP, the Operating Partnership, as part of the formation transactions.

(a) Immediately after the Formation Transactions, we entered into that certain stock purchase agreement pursuant to which our company divested ourselves of our historic “do-it-yourself” instruction manual business by selling all the outstanding shares of The Guidebook Company, Inc. ("Guidebook"), a Utah Corporation and wholly owned subsidiary primarily engaged in such business to one of our directors. No assets or liabilities of Guidebook were transferred to Talon OP or Talon Real Estate Holding Corp. as part of the transaction. The pro forma adjustments eliminate the operations of Guide Holdings Inc. not transferred to the Company.

(b)  To reflect the issuance of the Company's shares in conjunction with the contribution (excluding shares subject to vesting).

Item 3.02

Unregistered Sales of Equity Securities.

Pursuant to the contribution agreements described in Item 1.01 and 2.01, on June 7, 2013 we issued:

•

an aggregate of 209,190 shares of our common stock to The Kaminski Trust,

•

an aggregate of 2,501,000 shares of our common stock to the members of 5130 LLC (excluding The Kaminski Trust as set forth above), and

•

an aggregate of 10,830,000 shares of our common stock to the members of Talon RE (excluding The Kaminski Trust as set forth above).

In connection with the acquisition of Talon RE, we are partners to a contribution agreement pursuant to which upon closing we will issue an aggregate of 2,820,810 shares of our common stock to The Kaminski Trust.

We did so in reliance upon the exemption contained in Section 4(a)(2) of the Securities Act of 1933 as a transaction not involving a public offering, and Rule 506 promulgated thereunder, in view of the absence of a general solicitation, the limited number of offerees and purchasers, and the representations and agreements of the contributors contained in the contribution agreements.

The disclosures set forth in Items 1.01 and 2.01 above are hereby incorporated by reference into this Item 3.02.

Item 4.01

Change in Registrant’s Certifying Accountant.

On June 7, 2013, in connection with the transactions described elsewhere in this report, HJ & Associates, LLC (“HJ & Associates”), the independent auditor of Guide Holdings, Inc. and its subsidiaries prior to the transactions described elsewhere in this report, was dismissed.  HJ & Associate’s report of each of the two most recently completed fiscal years of Guide Holdings contains a “going concern” modification noting that Guide Holdings has suffered recurring losses from operations that raise substantial doubt about our company’s ability to continue as a going concern, and that Guide Holdings’ financial statements audited by HJ & Associates do not include any adjustments that might result from the outcome of this uncertainty.  On than the foregoing, HJ & Associates’ reports on the financial statements of Guide Holdings for each of the past two years do not contain an adverse opinion or a disclaimer of opinion, or were qualified as to, audit scope, or accounting principles.

We have appointed Baker Tilly Virchow Krause LLP (“Baker Tilly”) as our new independent auditor.  Our audit committee approved the change to have Baker Tilly serve as our independent auditor.  Baker Tilly audited the financial statements of the properties acquired in connection the transactions described elsewhere in this report.  Our board of directors formed an audit in connection the transactions described elsewhere in this report as described above.

During Guide Holdings’ two most recent fiscal years and the subsequent interim period preceding the dismissal of HJ & Associates, there were no disagreements with HJ & Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of HJ & Associates, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During Guide Holdings’ two most recent fiscal years and the subsequent interim period preceding the dismissal of HJ & Associates, HJ & Associates did not advise Guide Holdings (1) that the internal controls necessary for Guide Holdings to develop reliable financial statements did not exist; (2) that information has come to HJ & Associates’ attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management; (3)(i) of the need to expand significantly the scope of its audit, or that information has come to HJ & Associates’ attention during Guide Holdings’ two most recent fiscal years and the subsequent interim period preceding the dismissal of HJ & Associates, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause it to be unwilling to rely on management’s representations or be associated with Guide Holdings’ financial statements, and (ii) due to HJ & Associates’ resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, HJ & Associates did not so expand the scope of its audit or conduct such further investigation; or (4) that (i) information has come to HJ & Associates’ attention that it has concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to HJ & Associates’ satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (ii) due to HJ & Associates’ dismissal, or for any other reason, the issue has not been resolved to HJ & Associates’ satisfaction prior to its dismissal.

Baker Tilly is not expected to express reliance on any other independent accountant its audit report on our financial statements.  During Guide Holdings’ two most recent fiscal years and the subsequent interim period preceding the dismissal of HJ & Associates, neither Guide Holdings nor of its subsidiaries during that time consulted Baker Tilly regarding (1) either (a) the application of accounting principles to a specified transaction, either completed or proposed or (b) the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to the registrant or oral advice was provided that Baker Tilly concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

We provided HJ & Associates a copy of this Item 4.01, and HJ & Associates has furnished us with a letter addressed to the SEC stating that it agrees with the statements made in this Item 4.01.  A copy of this letter is attached as Exhibit 16.1 to this Form 8-K.

Item 5.01

Changes in Control of Registrant.

Upon completion of the Formation Transactions, MG Kaminski through The Kaminski Trust will hold 3,030,000 shares of our common stock and control approximately 16.5% of the eligible votes of our equity holders. MG Kaminski is also deemed to be beneficial owner of 7,000,000 shares of our common stock held by First Tracks, LLC which controls approximately 38.2% of the eligible votes of our equity holders.  MG Kaminski disclaims beneficial ownership of the shares held by First Tracks, LLC.  To our knowledge, there are no arrangements, the operation of which may, at a subsequent date, result in a further change in control of our company.

The disclosures set forth in Items 1.01, 2.01 and 5.02 are hereby incorporated by reference into this Item 5.01.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2013, Kim McReynolds, Brenda Sundwall and Ronald G. McReynolds resigned as directors and officers of our company.  Our board of directors appointed MG Kaminski, Neil Brown, Curtis Marks and Frank Elsenbast as directors effective as of June 7, 2013.  With the exception of Mr. Kaminski, each of the new directors was appointed to the audit, compensation and governance and nominating committees of our board of directors.

On June 7, 2013, Mr. Kaminski was also appointed as our Chief Executive Officer (principal executive officer) and Eun Stowell as our Chief Financial Officer (principal financial and accounting officer).

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.02.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of June 7, 2013, our board of directors amended and restated our articles of incorporation to reflect the change in our company’s name.  The text of the resulting amended and restated articles of incorporation of Talon Real Estate Holding Corp. is filed as Exhibit 3.1 to this current report on Form 8-K and is hereby incorporated by reference into this Item 5.03.

Effective as of June 7, 2013, our board of directors amended and restated our bylaws to reflect the change in our Company’s name.  The text of the resulting amended and restated bylaws is filed as Exhibit 3.2 to this current report on Form 8-K and is hereby incorporated by reference into this Item 5.03.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial Statements

•

5130 Industrial Street, LLC Financial Statements for the fiscal years ended December 31, 2012 and 2011.

•

5130 Industrial Street, LLC Financial Statements for the fiscal quarters ended March 31, 2013 and March 31, 2012.

•

Talon Real Estate, LLC Financial Statements for the fiscal quarter ended March 31, 2013.

•

Unaudited pro forma condensed consolidated combined financial statements and notes.

(b)

Exhibits

The Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON REAL ESTATE HOLDING CORP.

Date: June 7, 2013	/s/ MG Kaminski
Matthew G. Kaminski
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

2.1	Stock Purchase Agreement, dated June 7, 2013 by and among Guide Holdings, Inc., The Guidebook Company, Inc. and Kim McReynolds	Filed Electronically
2.2	Subscription Agreement, dated June 7, 2013, by and between MG Kaminski and Talon Op, L.P.	Filed Electronically
2.3	Contribution Agreement, dated June 7, 2013, by and among Guide Holdings, Inc. and the parties listed on Schedule A thereto	Filed Electronically
2.4	Contribution Agreement, dated June 7, 2013, by and among Guide Holdings, Inc. and the parties listed on Schedule A thereto	Filed Electronically
2.5	Contribution Agreement, dated June 7, 2013, by and among Talon Real Estate, LLC and the parties listed on Schedule A thereto	Filed Electronically
3.1	Amended and Restated Articles of Incorporation	Filed Electronically
3.2	Amended and Restated Bylaws	Filed Electronically
4.1	Form of Specimen Common Stock Certificate	Filed Electronically
10.1	2013 Equity Incentive Plan**	Filed Electronically
10.2	Form of Restricted Stock Award Agreement under the 2013 Equity Incentive Plan**	Filed Electronically
10.3	Form of Non-Statutory Stock Option Agreement under the 2013 Equity Incentive Plan**	Filed Electronically
10.4	Employment Agreement with Eun Stowell**	Filed Electronically
10.5	Employment Agreement with MG Kaminski**	Filed Electronically
10.6	Form of Indemnification Agreement**	Filed Electronically
10.7	Non-Employee Director Compensation Policy**	Filed Electronically
10.8	Loan Agreement, dated March 22, 2007, by and between 5130 Industrial Street, LLC and Merrill Lynch Mortgage Lending, Inc.	Filed Electronically
10.9	Limited Partnership Agreement of Talon OP, L.P.	Filed Electronically
16.1	Letter from HJ & Associates, LLC dated June 7, 2013	Filed Electronically
21.1	List of Subsidiaries	Filed Electronically
99.1	5130 Industrial Street, LLC Financial Statements for the fiscal years ended December 31, 2012 and 2011.	Filed Electronically
99.2	5130 Industrial Street, LLC Financial Statements for the fiscal quarters ended March 31, 2013 and March 31, 2012.	Filed Electronically
99.3	Talon Real Estate, LLC Financial Statements for the fiscal quarter ended March 31, 2013.	Filed Electronically
99.4	Unaudited pro forma condensed consolidated combined financial statements and notes	Filed Electronically

**   Indicates management or director contract or compensatory plan or arrangement.